UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KONTOOR BRANDS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

KONTOOR™

2022

Notice of Annual Meeting of Shareholders and Proxy Statement

Notice of Annual Meeting of Shareholders 2022 and Proxy Statement

Letter to Shareholders

March 8, 2022

Dear Shareholders:

On behalf of the Board of Directors and the leadership team, I am pleased to invite you to attend the Kontoor Brands, Inc. 2022 Annual Meeting of Shareholders (the “Annual Meeting”) on Tuesday, April 19, 2022, at 11:00 a.m., Eastern Time, to be held live via the Internet at www.proxydocs.com/KTB. The format of the Annual Meeting will be a virtual-only meeting, instead of an in-person meeting, due to concerns relating to the COVID-19 pandemic, and to support the health and well-being of shareholders and company personnel. Shareholders will not be able to attend the Annual Meeting in person.

Attached to this letter are a Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the business to be conducted at the Annual Meeting. We also will report on matters of current interest to our shareholders.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their shareholders over the Internet, we have sent shareholders of record at the close of business on February 15, 2022 a Notice of Internet Availability of Proxy Materials (“Notice”) beginning on or about March 8, 2022. The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of these proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the Notice, as well as in the attached Proxy Statement.

We have designed the format of the Annual Meeting to ensure that shareholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure shareholder access and participation. To attend the Annual Meeting, shareholders must register in advance, using their control number and other information, at www.proxydocs.com/KTB prior to the deadline of Friday, April 15, 2022, at 5:00 p.m., Eastern Time. Upon completing registration, shareholders will receive further instructions by e-mail, including links that will allow them to access the Annual Meeting, submit questions, and vote online during the Annual Meeting.

Beginning one hour prior to, and during, the Annual Meeting, support will be available to assist shareholders with any technical difficulties they may have accessing, hearing or participating in the virtual meeting. If participants encounter any difficulty accessing, or during, the virtual meeting, they should call the support team at the numbers listed on the e-mailed instructions.

Your vote is important to us. To ensure that you will be represented, we ask you to vote your shares on the Internet, by telephone or by mail as soon as possible, or you may vote during the live webcast of the Annual Meeting. Voting on the Internet, by telephone or by mail does not deprive you of your right to attend the Annual Meeting. If you do attend the Annual Meeting and wish to vote your shares personally, you may revoke your proxy at or prior to the Annual Meeting.

I thank you for your continued support of our company.

Sincerely,

Scott Baxter

President, Chief Executive Officer and Chair of the Board of Directors

Notice of Annual Meeting of Shareholders

To Be Held April 19, 2022

March 8, 2022

To the Shareholders of Kontoor Brands, Inc.:

The 2022 Annual Meeting of Shareholders of Kontoor Brands, Inc. will be held live virtually via the Internet at www.proxydocs.com/KTB, on Tuesday, April 19, 2022, at 11:00 a.m., Eastern Time, for the following purposes:

1.	to elect three Class III directors and one Class I director for a term ending at the 2023 annual meeting of shareholders;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as Kontoor’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	to approve the compensation of Kontoor’s named executive officers as disclosed in this Proxy Statement; and

4.	to transact such other business as may properly come before the meeting and any adjournments thereof.

A copy of Kontoor’s Annual Report for the fiscal year ended January 1, 2022 is included for your information.

Only shareholders of record as of the close of business on February 15, 2022 are entitled to notice of and to vote at the meeting.

To attend the Annual Meeting, shareholders must register in advance, using their control number and other information, at www.proxydocs.com/KTB prior to the deadline of Friday, April 15, 2022, at 5:00 p.m., Eastern Time. Upon completing registration, shareholders will receive further instructions by e-mail, including links that will allow them to access the Annual Meeting, submit questions, and vote online during the Annual Meeting. Shareholders will not be able to attend the Annual Meeting in person. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection during the Annual Meeting at www.proxydocs.com/KTB, upon registration and log-in.

By Order of the Board of Directors Miranda Stephani Deputy General Counsel and Assistant Corporate Secretary

YOUR VOTE IS IMPORTANT

You are urged to vote your shares in advance via the Internet, through our toll-free telephone number, or by signing, dating and promptly returning your completed proxy card.

2022 Notice of Annual Meeting of Shareholders

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Proxy Statement Summary

This summary highlights certain information about Kontoor Brands, Inc. (the “Company,” “Kontoor,” “we,” “us” or “our”) contained in this proxy statement (“Proxy Statement”), but does not contain all the information that you should consider when casting your vote. Please review this entire Proxy Statement as well as our Annual Report for the fiscal year ended January 1, 2022 (“Annual Report”) carefully before voting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD

ON APRIL 19, 2022

This Proxy Statement and our Annual Report are available at

www.proxydocs.com/KTB

General Information

The Board of Directors of the Company (the “Board”) is furnishing you this Proxy Statement to solicit proxies, on its behalf, to be voted at the Company’s 2022 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 19, 2022, at 11:00 a.m., Eastern Time, via the Internet at www.proxydocs.com/KTB, and at any adjournments thereof. The format of the Annual Meeting will be a virtual-only meeting, instead of an in-person meeting, due to concerns relating to the COVID-19 pandemic, and to support the health and well-being of shareholders and company personnel. Shareholders will not be able to attend the Annual Meeting in person.

The Board has made this Proxy Statement and our Annual Report available to you over the Internet at www.proxydocs.com/KTB or, upon your request, has mailed you a printed version of these proxy materials in connection with the Annual Meeting. We mailed the Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders, and this Proxy Statement and our Annual Report were posted to the above-referenced website, beginning on or about March 8, 2022.

Spin-Off

On May 22, 2019, VF Corporation (“VF”) completed the spin-off of its Jeanswear business, which included the Wrangler®, Lee® and Rock & Republic® brands, as well as the VF Outlet business. The spin-off transaction (the “Spin-Off”) was effected through a pro-rata distribution to VF shareholders of one share of Kontoor common stock for every seven shares of VF common stock held on the record date of May 10, 2019. Kontoor began to trade as a standalone public company on the New York Stock Exchange (the “NYSE”) under the ticker symbol “KTB” on May 23, 2019.

Although Kontoor and VF have operated as separate companies since the Spin-Off, rules and regulations of the Securities and Exchange Commission (the “SEC”) and/or the NYSE require that we provide certain information (including compensation information) regarding our executive officers and directors for the period of time prior to the Spin-Off (including for service to VF). We have endeavored to clearly indicate for you throughout this Proxy Statement what information relates to Kontoor prior to the Spin-Off and where we have changed our approach.

Annual Meeting

Time and Date:	11:00 a.m., Eastern Time, Tuesday, April 19, 2022

Webcast Address:	Annual Meeting to be held live virtually via the Internet—please visit www.proxydocs.com/KTB for more details.

Record Date:	February 15, 2022

Proxy Statement Summary

Voting Roadmap

Proposal	Board Recommendation	Page Reference
Proposal No. 1: Election of three Class III Directors and one Class I Director for a term ending at the 2023 annual meeting of shareholders	The Board recommends a vote “FOR” each of the director nominees.	See “Proposal No. 1—Election of Directors” beginning on page 7 of this Proxy Statement.
Proposal No. 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	The Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.	See “Proposal No. 2—Ratification of Appointment of Independent Registered Public Accounting Firm” beginning on page 56 of this Proxy Statement.
Proposal No. 3: Approval of the compensation of our named executive officers on a non-binding advisory basis (“Say-on-Pay vote”)	The Board recommends a vote “FOR” the approval of the compensation of our named executive officers on a non-binding advisory basis.	See “Proposal No. 3—Approval of Named Executive Officer Compensation on a Non-Binding Advisory Basis (“Say-on-Pay Vote”)” beginning on page 58 of this Proxy Statement.

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Voting Matters

Who May Vote

If, at the close of business on February 15, 2022 (the “Record Date”), you held shares (a) directly in your name as a shareholder of record or (b) through a broker, bank or other nominee (shares held in “street name”), you have one vote for each such share of Kontoor common stock and may vote your shares by proxy via the Internet, by telephone or by mail, or you may vote your shares during the live webcast of the Annual Meeting. For shares held in street name, you generally cannot vote your shares directly and instead may vote by submitting voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. As of the close of business on the Record Date, 56,235,662 shares were outstanding and entitled to vote.

What Constitutes a Quorum

The presence, on the live webcast of the Annual Meeting or by proxy, of the holders of a majority of the outstanding shares entitled to cast a vote on a particular matter to be acted upon at the Annual Meeting constitutes a quorum for the purposes of consideration and action on the matter. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, as described below under “How Votes are Counted,” if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).

Proposals to be Voted On

We are asking you to vote on the following:

•	Proposal No. 1: Election of three Class III directors and one Class I director for a term ending at the 2023 annual meeting of shareholders;

•	Proposal No. 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•	Proposal No. 3: Approval of the compensation of our named executive officers on a non-binding advisory basis (“Say-on-Pay vote”).

Votes Required

For Proposal No. 1, you may vote “FOR” or “AGAINST” each of the four director nominees. Proposal No. 1 requires that each director is elected by the vote of the majority of the votes cast with respect to the director at a meeting at which a quorum is present. This means that the number of shares voted “FOR” a director must exceed the number of “AGAINST” votes with respect to that director. Please refer to Proposal No. 1 for information regarding our policy on majority voting in uncontested elections of directors. Abstentions and broker non-votes will have no effect on the election of directors.

For Proposal No. 2, you may vote “FOR” or “AGAINST” or abstain from voting. Proposal No. 2 requires the affirmative vote of the holders of a majority of the shares cast at a meeting at which a quorum is present. Abstentions will not be considered as votes cast and, as a result, will not have any effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter, there will be no broker non-votes with respect to Proposal No. 2, and a broker will be permitted to exercise its discretion to vote uninstructed shares on Proposal No. 2.

For Proposal No. 3, you may vote “FOR” or “AGAINST” or abstain from voting. Proposal No. 3 requires the affirmative vote of the holders of a majority of the shares cast at a meeting at which a quorum is present. Proposal No. 3 is advisory in nature and non-binding, and the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes will not be considered as votes cast and, as a result, will not have any effect on Proposal No. 3.

Voting Matters

How Votes are Counted

For shareholders of record, all shares represented by the proxies will be voted at the Annual Meeting in accordance with instructions given by the shareholders. Where a shareholder returns its signed proxy and no instructions are given with respect to a given matter, the shares will be voted: (1) “FOR” the election of each of the Board’s director nominees; (2) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; (3) “FOR” the approval of the compensation of our named executive officers; and (4) as recommended by the Board or, if no recommendation is given, in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting. If you are a shareholder of record and you do not return your proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

For beneficial owners of shares held in street name, the brokers, banks or other nominees holding shares for beneficial owners will vote those shares as you instruct. Absent instructions from you, brokers, banks and other nominees may vote your shares only as they decide as to matters for which they have discretionary authority under the applicable NYSE rules. A broker, bank or other nominee does not have discretion to vote on the election of directors or approval of the compensation of our named executive officers. If you do not instruct your broker, bank or other nominee how to vote on those matters, no votes will be cast on your behalf on Proposal No. 1 or Proposal No. 3. Your broker will be entitled to vote your shares in its discretion, absent instructions from you, on Proposal No. 2.

Board Recommendations

Our Board recommends that you vote your shares:

•	“FOR” each of the director nominees set forth in this Proxy Statement;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•	“FOR” the approval of the compensation of our named executive officers.

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Voting Matters

How to Vote

If you are a shareholder of record or hold shares in street name and are voting by proxy, please refer to your proxy card or other information forwarded by your bank, broker or other nominee to see when your vote, or voting instructions if you hold shares in street name, must be received.

IF YOU ARE A SHAREHOLDER OF RECORD, YOU MAY VOTE BY GRANTING A PROXY. TO VOTE BY PROXY:

By Internet

Go to the website www.proxypush.com/KTB and follow the instructions on how to complete an electronic proxy card, 24 hours a day, seven days a week. You will need the 12-digit number included on your Notice or proxy card to vote by Internet.

By Telephone

From a touch-tone telephone, dial 866-390-5386 and follow the recorded instructions, 24 hours a day, seven days a week. You will need the 12-digit number included on your Notice or proxy card in order to vote by telephone.

By Mail

Request a proxy card from us by following the instructions on your Notice. When you receive the proxy card, mark your selections on the proxy card. Date and sign your name exactly as it appears on your proxy card. Mail the proxy card in the enclosed postage-paid envelope provided to you, or return it to:

PROXY TABULATOR FOR

Kontoor Brands, Inc.

P.O. Box 8016

Cary, NC 27512-9903

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

If you receive more than one Notice, it generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice you receive.

During the Annual Meeting

We have designed the format of the Annual Meeting to ensure that shareholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure shareholder access and participation. To submit questions and vote during the live webcast of the Annual Meeting, you must first register at www.proxydocs.com/KTB, using your control number and other information, at www.proxydocs.com/KTB prior to the deadline of Friday, April 15, 2022, at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and vote online during the meeting. Please be sure to follow instructions found on your proxy card or other information forwarded by your bank, broker or other nominee and subsequent instructions that will be delivered to you via email.

Beginning one hour prior to, and during, the Annual Meeting, support will be available to assist shareholders with any technical difficulties they may have accessing, hearing or participating in the virtual meeting. If participants encounter any difficulty accessing, or during, the virtual meeting, they should call the support team at the numbers listed on the e-mailed instructions.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Voting Matters

How to Change Your Vote or Revoke Your Proxy

If you are a shareholder of record, you may change your vote or revoke your proxy by:

•	sending a written statement to that effect to our Corporate Secretary (or Assistant Corporate Secretary), provided such statement is received no later than April 18, 2022;

•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on April 18, 2022;

•	submitting a properly signed proxy card to: PROXY TABULATOR FOR Kontoor Brands, Inc., P.O. Box 8016, Cary, NC 27512-9903, with a later date that is received no later than April 18, 2022; or

•	registering prior to the deadline of Friday, April 15, 2022, at 5:00 p.m. Eastern Time, attending the Annual Meeting, revoking your proxy and voting during the live webcast of the Annual Meeting.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy during the live webcast of the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

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Proposal No. 1 Election of Directors

The seven individuals named below currently serve on our Board of Directors.

Name	Principal Occupation	Audit Committee	Talent and Compensation Committee	Nominating and Governance Committee

Scott Baxter Chair of the Board	President and Chief Executive Officer, Kontoor Brands, Inc.

Robert Shearer Lead Independent Director	Retired; Former Senior Vice President and Chief Financial Officer, VF Corporation	Chair

Kathleen Barclay	Retired; Former Chief Human Resources Officer and Senior Vice President, The Kroger Co.		Chair	Member

Ashley Goldsmith	Chief People Officer, Workday, Inc.		Member	Member

Robert Lynch	President and Chief Executive Officer, Papa John’s International, Inc.		Member

Mark Schiller	President and Chief Executive Officer, The Hain Celestial Group, Inc.	Member

Shelley Stewart, Jr.	Retired; Former Chief Procurement Officer, E.I. du Pont de Nemours & Co.	Member		Chair

Number of Meetings Held in Fiscal 2021	Board—5	8	6	4

BOARD DIVERSITY

Proposal No. 1 – Election of Directors

As reflected in the chart below, we believe our directors offer a diverse range of key skills and experience to provide effective oversight of Kontoor and create long-term sustainable growth through successful execution of the Company’s strategic initiatives.

Director Skills and Qualifications	K. Barclay	S. Baxter	A. Goldsmith	R. Lynch	M. Schiller	R. Shearer	S. Stewart, Jr.	Total
Executive Management Experience – Senior leadership experience in operations, strategic planning, risk management and oversight, finance/accounting, and supply chain management	X	X	X	X	X	X	X	7
Financial Expertise – Deep understanding of financial and accounting concepts, including experience with financial reporting processes and financial controls	X	X		X	X	X	X	6
International Experience – Exposure to and experience in global markets, diverse business environments, and/or cultural perspectives	X	X	X	X	X	X	X	7
Industry – Extensive knowledge and experience in the retail apparel industry and/or consumer products	X	X		X		X		4
Marketing and Branding – Experience with consumer marketing, branding, media and reputational management		X		X	X			3
Digital and eCommerce – Experience with digital business strategies and eCommerce operations, including experience with technology resources and infrastructure and essential cyber risk management functions		X		X	X	X	X	5
Corporate Governance – Understanding of public company governance best practices, shareholder relations and institutional investor considerations, including related to executive compensation and risk management	X	X	X	X	X	X	X	7
ESG/Sustainability – Understanding of legal and regulatory implications related to ESG matters, experience with sustainable sourcing and operations, and/or experience with social impact matters	X		X	X			X	4

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Proposal No. 1 – Election of Directors

The directors are currently divided into three classes. There are currently two Class I directors, two Class II directors, and three Class III directors. At the Annual Meeting, you will be asked to elect three Class III directors: Messrs. Baxter, Shearer and Schiller and one Class I director: Ms. Goldsmith, who was elected by the Board in February 2022, subject to her re-election at the Annual Meeting.

The Class II directors (Ms. Barclay and Mr. Lynch) and the other Class I director (Mr. Stewart) will continue to serve on the Board. The term of the continuing directors and the director nominees, if elected at the Annual Meeting, will terminate at the annual meeting of shareholders to be held in 2023. Beginning with the 2023 annual meeting of shareholders, directors will be elected for a one-year term expiring at the next annual meeting of shareholders, and the classification of the Board will cease in accordance with our Articles of Incorporation. This temporary classified board structure has been intended to provide better continuity of leadership during the Company’s first years of operation as an independent, publicly held business.

Our Corporate Governance Principles require each director to tender, promptly following the meeting at which he or she is elected as a director, an irrevocable resignation that will be effective upon (a) the failure of such director to receive the number of votes required for re-election, and (b) the acceptance of such director’s resignation by the Nominating and Governance Committee. The Nominating and Governance Committee will consider such tendered resignation and, within 30 days following the date of the shareholders’ meeting at which the election occurred at which a director failed to receive the number of votes required for re-election, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. The Board will act on the tendered resignation, taking into account such recommendation, and publicly disclose its decision regarding the tendered resignation within 60 days from the date of the certification of the election results.

The following section provides information with respect to each director nominee and each other director of the Company who will continue to serve as a director after the Annual Meeting. It includes the specific experience, qualifications and skills considered by the Nominating and Governance Committee and/or the Board in assessing the appropriateness of the person to serve as a director. (Ages are presented as of March 8, 2022.)

Class III Nominees to Serve Until the 2023 Annual Meeting of Shareholders

Scott Baxter    President, Chief Executive Officer and Chair of the Board

Age: 57 | Committees:	None

Scott Baxter is President, Chief Executive Officer and Chair of the Board of Kontoor. He has served on the Board since the Spin-Off and as Chair of the Board since August 2021. Mr. Baxter was named CEO in August 2018 when VF announced its intention to separate its Jeanswear organization into an independent, publicly traded company.

Prior to being named CEO of Kontoor, Mr. Baxter was Group President, Americas West, for VF. In this role, he was responsible for overseeing brands such as The North Face® and Vans®.

Mr. Baxter’s previous leadership roles at VF also included Group President, Outdoor & Action Sports, Americas and Vice President, VF Corporation & Group President, Jeanswear, Imagewear and South America. Mr. Baxter joined VF in 2007 as the President of the Licensed Sports Group. In 2008, he was named Coalition President for the Imagewear coalition, which comprised the Image and Licensed Sports Group divisions.

Prior to joining VF, Mr. Baxter served as Senior Vice President of The Home Depot Company, leading the Services Division. He also previously served as Executive Vice President of Edward Don & Company and held a series of leadership roles with Nestle and PepsiCo.

Mr. Baxter serves on the board of directors of Callaway Golf Company, a premium golf equipment and active lifestyle company. An active member of the community, Mr. Baxter is on the board of directors for the Greensboro Chamber of Commerce and the Piedmont Triad Partnership. Mr. Baxter also served as the honorary chairman of the PGA TOUR’s 2020 and 2021 Wyndham Championship.

Mr. Baxter holds a bachelor’s degree from the University of Toledo and a Master of Business Administration degree from Northwestern University’s Kellogg Graduate School of Management.

Proposal No. 1 – Election of Directors

Specific Experience, Qualifications, Attributes and Skills Relevant to Kontoor:

Mr. Baxter has more than 30 years of experience in retail, operations, marketing, merchandising, sales and manufacturing, including extensive executive leadership experience. Mr. Baxter’s service as President and Chief Executive Officer of Kontoor, his previous leadership roles at VF and other public companies, and his service on the board of directors of another public company provide him with valuable insights into our company and industry.

Robert Shearer    Lead Independent Director

Age: 70 | Committees:	Audit Committee (Chair)

Robert Shearer is Kontoor’s Lead Independent Director. He previously served as Chair of the Board from the Spin-Off until August 2021. Mr. Shearer brings extensive management expertise to the Board, including a range of leadership experience at VF Corporation. From 2005 to 2015, Mr. Shearer served as Senior Vice President and Chief Financial Officer of VF, and from 1986 to 2005, served in various other roles of increasing responsibility at VF, including Vice President-Finance and Chief Financial Officer and Vice President-Controller. For two years, he was President of VF’s Outdoor Coalition, which was formed with the acquisition of The North Face® brand. Prior to joining VF, Mr. Shearer was a Senior Audit Manager for Ernst and Young.

Mr. Shearer has served on the board of directors of Yeti Holdings, Inc., a designer, marketer, retailer, and distributor of a variety of innovative, branded, premium products, since 2018 and was named Chair of the board of directors in 2021. Since 2008, Mr. Shearer has served on the board of directors of Church & Dwight Co, Inc., a household products manufacturer, where he currently chairs the audit committee. He previously served on the board of directors of The Fresh Market, Inc., a specialty grocery chain.

Mr. Shearer holds a bachelor’s degree in accounting from Catawba College.

Specific Experience, Qualifications, Attributes and Skills Relevant to Kontoor:

Mr. Shearer’s prior role as Chief Financial Officer of VF, coupled with his 12 years of experience in public accounting, enables him to provide the Board and the Audit Committee with important insights on a range of financial and internal control matters, as well as on matters relating to capital structure, information systems, risk management, public reporting and investor relations. In addition, during his tenure at VF, his participation in expansion initiatives, including a number of acquisitions and growth in international markets, enables him to provide important insights on international operations, business combination opportunities, and strategic planning. Mr. Shearer provides the Board with corporate governance expertise developed through his experience serving on public company boards of directors, including in board leadership roles as the Chair of the board of directors of Yeti Holdings, Inc. and through his service as Chair of the Board from the Spin-Off until August 2021.

Mark Schiller    President and Chief Executive Officer, The Hain Celestial Group, Inc.

Age: 60 | Committees:	Audit Committee

Mark Schiller has served on the Board since May 2021. Mr. Schiller has served as President and Chief Executive Officer of The Hain Celestial Group, Inc. since November 2018, and as a member of that company’s board of directors since December 2018. Prior to joining The Hain Celestial Group, he spent eight years with Pinnacle Foods, Inc., most recently serving as Executive Vice President and Chief Commercial Officer, leading the grocery and frozen segments and key commercial functions. During his tenure with Pinnacle Foods, Mr. Schiller progressed through roles of increasing scope and responsibility across the company’s Retail, Birds Eye Frozen and Duncan Hines Grocery divisions. Previously, he spent eight years at PepsiCo, Inc., in a number of leadership positions, including Senior Vice President of Frito Lay New Ventures, President of Quaker Foods and Snacks North America, and Senior Vice President and General Manager of Frito Lay Convenience Foods Division. Earlier in his career, Mr. Schiller held senior roles with Tutor Time Learning Systems, Inc. and Valley Recreation Products, Inc. He began his career at the Quaker Oats Company.

Mr. Schiller holds a bachelor’s degree in sociology from Tulane University and a Master of Business Administration degree from Columbia University.

Specific Experience, Qualifications, Attributes and Skills Relevant to Kontoor:

Mr. Schiller brings significant experience in the consumer packaged goods industry, including as President, Chief Executive Officer and Director of The Hain Celestial Group, Inc., to the Board and the Audit Committee. Through his various roles throughout his career, he has developed extensive management leadership experience as well as strong competencies in sales, marketing strategy, innovation, product development, package design, commercialization, productivity, consumer insights and shopper marketing.

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Proposal No. 1 – Election of Directors

Class I Nominee to Serve Until the 2023 Annual Meeting of Shareholders

Ashley Goldsmith    Chief People Officer, Workday, Inc.

Age: 49 | Committees:	Talent and Compensation Committee
Nominating and Governance Committee

Ashley Goldsmith has served on the Board since February 2022. She has served as Executive Vice President and Chief People Officer of Workday, Inc., since 2013. Prior to joining Workday, she spent three years with Polycom, Inc., serving as Executive Vice President and Chief Human Resources Officer, leading the company through a high growth phase. Previously, she spent three years at Ventana Medical Systems, a division of the Roche Group, as Senior Vice President, Human Resources, Corporate Communications, Environmental Health & Safety. From 1995 to 2007, she served in a number of leadership positions with increasing responsibility with The Home Depot, most recently serving as Vice President, Human Resources, Northern Division. Ms. Goldsmith began her career at Great-West Life & Annuity.

Ms. Goldsmith holds a bachelor’s degree in psychology from Vanderbilt University, a Master of Human Resources Development degree from Georgia State University and a Master of Business Administration degree from Northwestern University’s Kellogg Graduate School of Management.

Specific Experience, Qualifications, Attributes and Skills Relevant to Kontoor:

Ms. Goldsmith’s qualifications include her extensive experience across industries in human resource management at large publicly traded companies and scaling companies while developing employment brands recognized for being great workplaces. Ms. Goldsmith brings extensive experience with the social component of ESG matters, providing invaluable insight to the Board.

Class I and Class II Continuing Directors to Serve Until the 2023 Annual Meeting of Shareholders

Kathleen Barclay    Former Chief Human Resources Officer and Senior Vice President, The Kroger Co.

Age: 66 | Committees:	Nominating and Governance Committee
Talent and Compensation Committee (Chair)

Kathleen Barclay has served on the Board since the Spin-Off. She was previously Chief Human Resources Officer and Senior Vice President of The Kroger Co., a $110 billion grocery retail company, from 2010 until her retirement in late 2015. Prior to joining The Kroger Co., Ms. Barclay served in several leadership roles at General Motors Corporation, including Senior Vice President of Global Human Resources. She currently serves as a member of the board of directors of Five Below, Inc.

Ms. Barclay earned a bachelor’s degree in Business from Michigan State University and a Master of Business Administration degree from the Massachusetts Institute of Technology. She is a three-time recipient of Automotive News’ 100 Leading Women, a recipient of the MSU Distinguished Alumni award, and has been named to Human Resource Executive magazine’s HR Honor Roll. In 2013, Ms. Barclay was the recipient of the YWCA’s Career Woman of Achievement Award.

Specific Experience, Qualifications, Attributes and Skills Relevant to Kontoor:

As a member of the board of directors of Five Below, Inc. and the former Chief Human Resources Officer and Senior Vice President of The Kroger Co., Ms. Barclay brings a valuable perspective on the retail industry. Ms. Barclay’s qualifications include her extensive experience in human resource management, retail management and senior leadership experience at large publicly traded companies and service on other public company boards of directors.

Proposal No. 1 – Election of Directors

Robert Lynch     President and Chief Executive Officer, Papa John’s International, Inc.

Age: 45 | Committees:	Talent and Compensation Committee

Robert Lynch has served on the Board since March 2021. Mr. Lynch has served as President and Chief Executive Officer of Papa John’s International, Inc. since August 2019, and as a member of that company’s board of directors since August 2019. Mr. Lynch joined Papa John’s International, Inc. from Arby’s Restaurant Group, where he served as President since August 2017, and served as Brand President and Chief Marketing Officer from August 2013 to August 2017. Prior to Arby’s Restaurant Group, he served as Vice President of Marketing at Taco Bell. Mr. Lynch has more than 20 years combined experience in the QSR and consumer packaged goods industries, and also held senior roles at H.J. Heinz Company, and Procter & Gamble.

Mr. Lynch holds a bachelor’s degree in economics and political science, and a Master of Business Administration degree from the University of Rochester.

Specific Experience, Qualifications, Attributes and Skills Relevant to Kontoor:

As President, Chief Executive Officer and Director of Papa John’s International, Inc., a large global publicly traded company, Mr. Lynch brings executive leadership, financial expertise and strategic management skills. Mr. Lynch’s qualifications also include extensive marketing experience, leading purpose-driven organizations and high performing teams and growing successful consumer brands.

Shelley Stewart, Jr.    Former Chief Procurement Officer, E.I. du Pont de Nemours & Co.

Age: 68 | Committees:	Audit Committee
Nominating and Governance Committee (Chair)

Shelley Stewart, Jr. has served on the Board since the Spin-Off. He was previously the Chief Procurement Officer and held responsibility for real estate and facility services at E.I. du Pont de Nemours & Co. from 2012 until his retirement in 2018. Prior to joining DuPont, Mr. Stewart held leadership positions in supply chain and procurement at Tyco International, Invensys PLC, Raytheon Company and United Technologies Corporation.

Mr. Stewart currently serves on the board of Otis Worldwide where he is on the audit committee and nominating and governance committee. He is chairman of the Billion Dollar Roundtable Inc., a top-level advocacy organization that promotes corporate supplier diversity. He is also on the Board of Trustees for Howard University as well as chair of the board of visitors for the school of business. Mr. Stewart serves on the board of governors for the University of New Haven. He previously served on the board of directors for Cleco Corporation.

Mr. Stewart holds a bachelor’s degree and a Master of Criminal Justice degree from Northeastern University and received a Master of Business Administration degree from the University of New Haven.

Specific Experience, Qualifications, Attributes and Skills Relevant to Kontoor:

Mr. Stewart’s qualifications for election include his extensive experience in senior-level supply chain and operational positions with leading industrial companies. Mr. Stewart’s service on other public company boards of directors provides him with valuable insights on corporate governance and ESG matters.

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Executive Officers

Kontoor’s executive officers are as follows:

Name	Age	Title

Scott H. Baxter	57	President, Chief Executive Officer and Chair of the Board

Rustin Welton	52	Executive Vice President and Chief Financial Officer

Thomas E. Waldron	54	Executive Vice President and Global Brand President—Wrangler

Christopher Waldeck	55	Executive Vice President and Global Brand President—Lee

Certain information with respect to our executive officers, each of whom have served since the Spin-Off, is provided below. Officers are appointed to serve at the discretion of the Board. Information regarding Mr. Baxter is included in the director profiles set forth above.

Rustin Welton is Executive Vice President and Chief Financial Officer. Prior to his current role at Kontoor, Mr. Welton was VF’s Vice President and Chief Financial Officer—Americas East since January 2017. He previously served as VF’s Vice President and Chief Financial Officer for the Jeanswear Coalition, Imagewear Coalition, and Central America/South America from December 2014 until January 2017 and Chief Financial Officer—Jeanswear North and South America from 2012 to 2015. He earned a Master of Business Administration degree from Indiana University’s Kelley School of Business and a B.A. in Finance from the University of Illinois at Urbana-Champaign.

Thomas E. Waldron is Executive Vice President and Global Brand President—Wrangler. Prior to his current role at Kontoor, Mr. Waldron was VF’s Global Brand President—Wrangler since October 2018. He previously served as President—Wrangler from March 2016 until October 2018, Vice President—Mass Brands from July 2010 until March 2016, Vice President General Manager—Wrangler Male Bottoms from July 2005 until July 2010, Merchandise Manager—Wrangler Men’s from January 2003 until July 2005, National Account Executive—Walmart (Boys) from January 2000 until January 2003, National Account Executive—Walmart (Men’s) from November 1996 until January 2000 and Replenishment Manager from September 1995 until November 1996. He earned a B.S. in Economics from the University of North Carolina at Greensboro.

Christopher Waldeck is Executive Vice President and Global Brand President—Lee. Prior to his current role at Kontoor, Mr. Waldeck was VF’s Global Brand President, Lee and Rock & Republic since October 2018. He previously served as President—Lee and Rock & Republic since May 2017. Before joining VF, Mr. Waldeck was with the Adidas Group as Vice President, General Manager, Reebok USA from October 2013 until April 2017, Brand Director, Reebok Korea from May 2010 until October 2013 and Senior Director of Marketing for Equipment, Cleated Footwear from May 2004 until May 2010. He earned a B.S. in Business from Emporia State University.

Corporate Governance

Kontoor’s business is managed under the direction of the Board. The Board regularly assesses its criteria for Board membership to identify the qualifications and skills that directors and candidates should possess. Members of the Board are kept informed of Kontoor’s business through discussions with the Chief Executive Officer and other officers, by reviewing Kontoor’s annual business plan and other materials provided to them and by participating in meetings of the Board and its committees. We believe that, over time, the Board will benefit from a mix of new directors, who will bring fresh ideas and viewpoints, and longer-serving directors who will have developed deep insight into Kontoor’s business and operations. As Kontoor matures as an independent company, the Board will seek to maintain a balance of directors who have longer terms of service and directors who have joined more recently.

Corporate Governance Principles

The Board is committed to sound and effective corporate governance practices. A foundation of Kontoor’s corporate governance is the Board’s policy that a substantial majority of the members of the Board must meet the independence requirements of the NYSE. In addition, members of the Board who are also executive officers of a public company can serve on the board of directors of no more than two public companies total, and members of the Board who are not executive officers of a public company can serve on the board of directors of no more than four public companies total. These policies are included in the Board’s written corporate governance principles (the “Corporate Governance Principles”), which address a number of other important governance issues such as:

•	composition and selection of the Board;

•	ineligibility to be elected as a director for a term that extends beyond the annual meeting of shareholders immediately following a person’s seventy-second birthday;

•	a requirement that directors offer to submit their resignation to the Board for consideration upon a substantial change in job responsibilities;

•	committee structure and responsibilities;

•	Board consideration of shareholder proposals receiving a majority of shareholder votes;

•	authority of the Board to engage outside independent advisors as it deems necessary or appropriate;

•	majority voting for directors in uncontested elections;

•	succession planning for the chief executive officer and other executive officer positions; and

•	annual self-evaluation by the Board and each committee.

In addition, the Board has in place formal charters stating the powers and responsibilities of each of its committees.

Director Orientation and Continuing Education

The Board views orientation and continuing education as vital tools for building an effective Board. We provide all new directors, upon joining the Board, with appropriate orientation programs, sessions or materials regarding the Board and the Company’s operations. The orientation consists of presentations by members of senior management on the Company’s financial profile, strategic plans, management organization, compliance programs and corporate policies. Directors are required to continue educating themselves with respect to topics related to the Company’s business. The Board encourages, but does not require, directors to periodically pursue or obtain appropriate programs, sessions or materials as to the responsibilities of directors of publicly-traded companies, and the Company reimburses directors for their reasonable expenses in pursuing such opportunities.

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Corporate Governance

Related Person Transactions Policy

Our Related Person Transactions Policy sets forth the policies and procedures governing the review and approval or ratification by the Nominating and Governance Committee of transactions between Kontoor, on the one hand, and (i) an executive officer; (ii) a director or nominee to become director; (iii) any security holder who is known by Kontoor to own of record or beneficially more than five percent of any class of Kontoor’s voting securities (as defined in the policy) at the time of the transaction; or (iv) an immediate family member of such executive officer, director or nominee to become director, or five percent holder, on the other hand. Persons in the categories described above are collectively referred to as “related persons.” The policy applies to all related person transactions, and under the policy a “related person transaction” is any transaction in which:

•	Kontoor was or is to be a participant;

•	the aggregate amount involved exceeds $120,000; and

•	any related person had, or will have, a direct or indirect material interest.

No related person transaction shall be approved or ratified if such transaction is contrary to the best interests of the Company and its stakeholders. Unless different terms are specifically approved or ratified by the Nominating and Governance Committee, any approved or ratified transaction must be on terms that are no less favorable to Kontoor than would be obtained in a similar transaction with an unaffiliated third party under the same or similar circumstances. All related person transactions or series of similar transactions must be presented to the Nominating and Governance Committee for review and pre-approval or ratification.

Since the beginning of Kontoor’s last fiscal year, no financial transactions, arrangements or relationships, or any series of them, were disclosed or proposed through Kontoor’s processes for review, approval or ratification of transactions with related persons in which (i) Kontoor was or is to be a participant, (ii) the aggregate amount involved exceeded $120,000, and (iii) any related person had or will have a direct or indirect material interest. PNC Bank, N.A., which is one of three co-trustees under the Barbey Family Trust accounts (see footnote 4 to the “Security Ownership of Certain Beneficial Owners and Management—Common Stock Beneficial Ownership of Certain Beneficial Owners” table on page 54), is one of several lenders party to Kontoor’s revolving credit facility. The credit facility was entered in the ordinary course of business, was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features.

Corporate Governance Documents

The Board’s Corporate Governance Principles and the Audit Committee, the Nominating and Governance Committee and the Talent and Compensation Committee charters are available on Kontoor’s website (www.kontoorbrands.com) and will be provided free of charge to any person upon written request directed to the Corporate Secretary (or Assistant Corporate Secretary) of Kontoor at 400 N. Elm Street, Greensboro, North Carolina 27401.

Code of Conduct

The Board has adopted a written code of business conduct and ethics (the “Code of Conduct”), which applies to all of our employees, officers and directors. Our Code of Conduct is available on Kontoor’s website (www.kontoorbrands.com) and will be provided free of charge to any person upon written request directed to the Corporate Secretary (or Assistant Corporate Secretary) of Kontoor at 400 N. Elm Street, Greensboro, North Carolina 27401. In addition, we intend to post on our website all disclosures that are required by law or the NYSE listing rules concerning any amendments to, or waivers from, any provision of our Code of Conduct. Note that documents on our corporate website are not incorporated by reference into this Proxy Statement.

Board Leadership Structure

The Board has concluded that Kontoor and its shareholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chair of the Board. The Board retains the flexibility to determine the appropriate leadership structure based on the circumstances at the time of the determination. From the Spin-off through August 25, 2021, Mr. Shearer served as Chair of the Board and Mr. Baxter served as Chief Executive Officer of Kontoor. Effective August 26, 2021, upon the recommendation of the Nominating and Governance Committee, the Board elected Mr. Baxter to the additional position of Chair of the Board, and elected Mr. Shearer as the Lead Independent Director (“Lead Director”). The Board

Corporate Governance

believes combining the positions of Chair and Chief Executive Officer is appropriate given the specific circumstances of Kontoor at this time. Mr. Baxter has over 30 years of experience in retail, operations, marketing, merchandising, sales and manufacturing and has served with the Company or VF for over 15 years. In addition, Mr. Baxter has extensive knowledge of, and experience with, all other aspects of the Company’s business, including with its employees, customers, vendors, and shareholders. Having Mr. Baxter serve as both Chair and Chief Executive Officer helps promote unified leadership and direction for both the Board and management.

In connection with Mr. Baxter’s appointment, the non-management directors also created the position of Lead Director. This position was created to, among other things, ensure that the non-management directors maintain proper oversight of management and Board process. The responsibilities of Mr. Shearer, as Lead Director, include:

•	presiding at all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors;

•	calling additional meetings of the independent directors;

•	facilitating discussion and open dialogue among the independent directors during Board meetings, executive sessions and outside of Board meetings;

•	serving as principal liaison between the independent directors and the Chair, without inhibiting direct communication between them;

•

communicating to the Chair and management, as appropriate, any decisions reached, and suggestions, views or concerns expressed, by independent directors in executive sessions or outside of Board meetings;

•	providing the Chair with feedback and counsel concerning the Chair’s interactions with the Board;

•	working with the Chair to develop and approve Board meeting agendas and meeting schedules;

•	working with the Chair on the appropriateness (including quality and quantity) and timeliness of information provided to the Board;

•	authorizing the retention of advisors and consultants who report directly to the Board when appropriate;

•	in consultation with the Nominating and Governance Committee, reviewing and reporting on the results of the Board performance self-evaluations;

•	at least annually, meeting individually with independent directors to discuss Board and committee performance, effectiveness and composition; and

•	if appropriate, and in coordination with management, being available for consultation and direct communication with major shareholders.

Director Independence

Six of Kontoor’s current directors are non-employee directors. Under the NYSE listing standards, no director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The Board has adopted categorical standards for director independence that are part of the Corporate Governance Principles, to assist it in making determinations of independence. In evaluating the independence of directors, the Board considered transactions and relationships between each director and members of his or her immediate family members with the Company. When considering commercial transactions that are made from time to time in the ordinary course of business between Kontoor and certain entities affiliated with non-management directors, transactions are not considered to be a material transaction that would impair the independence of the relevant non-management director if the director is an executive officer or employee of another company that does business with Kontoor in an amount which, in any single fiscal year for the past three fiscal years, is less than the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The Board has determined that all of our non-employee directors are free of any material relationship with Kontoor, other than their service as directors, and are “independent” directors both under the NYSE listing standards and the categorical standards adopted by the Board. The Board determined that Ms. Barclay, Ms. Goldsmith, Mr. Lynch, Mr. Schiller, Mr. Shearer and Mr. Stewart are independent directors, and that Mr. Baxter is not an independent director.

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Corporate Governance

Annual Board Evaluation Process

The Board and each of its committees conduct an annual evaluation to determine whether the Board is functioning effectively both at the Board and at the committee levels. The Board recognizes that a robust evaluation process is essential to Board effectiveness, which is in turn critical for ensuring that the Company has a comprehensive long-term business strategy, prudent risk management and sound governance. The Nominating and Governance Committee oversees an annual evaluation process led by the Lead Director.

Each director completes a detailed written annual evaluation of the Board and the committees on which he or she serves and the Lead Director conducts one-on-one interviews with each of the directors. These Board evaluations are designed to elicit feedback on the composition, dynamics, operations and structure of the Board and its committees, and to determine whether the Board and its committees are functioning effectively. The process also evaluates the relationship between management and the Board, including the level of access to management, responsiveness of management, and the effectiveness of the Board’s evaluation of management performance. The results of this Board evaluation are discussed by the full Board and changes to the Board’s and its committees’ practices are implemented as appropriate.

Board Meetings and Attendance

During 2021, the Board held 5 meetings. Under Kontoor’s Corporate Governance Principles, directors are expected to attend all meetings of the Board, all meetings of committees of which they are members and the annual meetings of shareholders. Five members of the Board then in office attended the 2021 annual meeting. Each current member of the Board then in office attended 100% of the total number of meetings of the Board and all committees on which he or she served during 2021.

Executive Sessions

To promote open discussion among the non-management directors, those directors meet in executive session without management present on a regular basis. At least once per year, such an executive session is held to review the report of the outside auditors, the criteria upon which the performance of the Chief Executive Officer and other senior managers is based, the performance of the Chief Executive Officer against such criteria, and the compensation of the Chief Executive Officer and other senior managers. Additional executive sessions or meetings of non-management directors may be held from time to time as needed. Executive sessions or meetings are held at each Board meeting with the Lead Director for a general discussion of relevant subjects. At least one meeting or executive session of non-management directors per year shall include only independent directors. During 2021, the non-management directors met in executive session without management present 5 times. Mr. Shearer, the Lead Director, currently presides over executive sessions.

Board Committees

Each of the Audit Committee, the Nominating and Governance Committee and the Talent and Compensation Committee of the Board is governed by a written charter approved by the Board. Each of these committees is required to perform an annual self-evaluation, and each committee may engage outside independent advisors as the committee deems appropriate. The Board has determined that each of the members of the Audit Committee, the Nominating and Governance Committee and the Talent and Compensation Committee is independent. A brief description of the responsibilities of the Audit Committee, the Nominating and Governance Committee and the Talent and Compensation Committee follows.

Audit Committee

The Audit Committee is a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee monitors and makes recommendations to the Board concerning the financial policies and procedures to be observed in the conduct of Kontoor’s affairs. Its duties include:

•	selecting the independent registered public accounting firm for Kontoor;

•	reviewing the scope of the audit to be conducted by the independent registered public accounting firm;

Corporate Governance

•	meeting with the independent registered public accounting firm concerning the results of its audit and Kontoor’s selection and disclosure of critical accounting policies;

•	reviewing with management and the independent registered public accounting firm Kontoor’s annual and quarterly reports prior to filing with the Securities and Exchange Commission (the “SEC”);

•	overseeing the scope and adequacy of Kontoor’s system of internal control over financial reporting;

•	reviewing the status of compliance with laws, regulations and internal procedures, contingent liabilities and risks that may be material to Kontoor;

•

reviewing and assessing, and discussing with management, Kontoor’s cybersecurity, information security and technology risks, and Kontoor’s policies and procedures to monitor, manage and mitigate those risks;

•	preparing a report to shareholders annually for inclusion in the proxy statement; and

•	serving as the principal liaison between the Board and Kontoor’s independent registered public accounting firm.

As of the date of this Proxy Statement, the members of the Audit Committee are Messrs. Shearer (Chair), Schiller and Stewart. The Audit Committee held eight meetings during 2021. The Board has determined that all of the members of the Committee are independent as independence for audit committee members is defined in the NYSE listing standards and the SEC regulations and that all are financially literate. The Board has further determined that Messrs. Shearer and Schiller each qualify as an “audit committee financial expert” in accordance with the definition of such term in the SEC regulations and have accounting and related financial management expertise within the meaning of the NYSE listing standards. Messrs. Shearer and Schiller acquired those attributes through acting as or actively overseeing a principal financial officer or principal accounting officer of a public company. Messrs. Shearer and Schiller also have experience overseeing or assessing the performance of companies with respect to the evaluation of financial statements. No Audit Committee member currently serves on the audit committees of more than three public companies.

Nominating and Governance Committee

The responsibilities of the Nominating and Governance Committee include:

•	recommending to the Board criteria for Board membership, identifying potential candidates for director and recommending candidates to the Board;

•	overseeing Kontoor’s significant strategies and programs, policies and practices relating to environmental, social and governance (“ESG”) issues;

•	making recommendations to the Board on matters of Chief Executive Officer succession in the event of an emergency or retirement;

•	reviewing developments in corporate governance and making recommendations to the Board for governance changes, including with respect to our Corporate Governance Principles; and

•	reviewing continued appropriateness of Board membership of those members who retire or change the position they held when they joined the Board.

The Nominating and Governance Committee annually evaluates each director to determine his or her fitness and appropriateness for continued service on the Board. While diversity of experience and background are factors taken into consideration in selecting nominees, Board members are elected to represent all shareholders and not to represent any particular constituency. The Nominating and Governance Committee considers this policy to have been effective to date in identifying diverse candidates. The Nominating and Governance Committee will also consider potential candidates for director recommended by shareholders using the same process it follows for other candidates. Shareholders can submit recommendations to the Corporate Secretary (or Assistant Corporate Secretary) of Kontoor at 400 N. Elm Street, Greensboro, North Carolina 27401.

Shareholders can nominate potential candidates for director by following the established procedures for shareholder nominations set forth in our Bylaws. In addition, the Nominating and Governance Committee may consider any candidates submitted by directors, as well as self-nominations by directors, and it also may consider candidates submitted by a third-party search firm hired for the purpose of identifying director candidates and candidates identified through outside networks or other sources. As of the date of this Proxy Statement, the members of the Nominating and Governance Committee are Mr. Stewart (Chair), Ms. Barclay and Ms. Goldsmith. The Nominating and Governance Committee held four meetings during 2021.

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Corporate Governance

Talent and Compensation Committee

The Talent and Compensation Committee has the authority to discharge the Board’s responsibilities relating to compensation of Kontoor’s executives and to review and make recommendations to the Board concerning compensation and benefits for key employees. The responsibilities of the Talent and Compensation Committee include:

•

annually reviewing and approving Kontoor’s goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating them in light of these goals and objectives, and setting their compensation level based on this evaluation;

•	annually reviewing the performance evaluations of the other Kontoor senior executive officers;

•	annually reviewing management’s recommendation regarding the salary of each Kontoor senior executive officer and annually making recommendations to the Board on the same;

•	making recommendations to the Board with respect to incentive compensation-based plans and equity-based plans;

•	periodically reviewing all of Kontoor’s compensation and benefit plans insofar as they relate to the senior executive officers to confirm that such plans remain equitable and competitive;

•	administering and interpreting Kontoor’s management incentive compensation plans, in accordance with the terms of each plan;

•	preparing an annual report to shareholders regarding executive compensation for inclusion in the proxy statement;

•	reviewing Kontoor’s Compensation Discussion and Analysis (“CD&A”), discussing the CD&A with management and recommending to the Board whether the CD&A should be included in the proxy statement;

•	reviewing succession planning for key senior executive officer positions of Kontoor, other than the position of Chair of the Board and/or Chief Executive Officer;

•	overseeing Kontoor’s inclusion and diversity efforts;

•

periodically reviewing the competitiveness and appropriateness of the compensation program for non-employee directors and recommending to the Board compensation to be paid to non-employee directors; and

•	reviewing and recommending to the Board Kontoor’s submissions to shareholders on executive compensation matters.

The Talent and Compensation Committee has the authority to retain or obtain the advice of any compensation consultant, legal counsel or other adviser. The Committee may only select a compensation consultant, legal counsel or other adviser after taking into consideration the factors that affect the independence of such advisers as identified by the SEC and the NYSE. During 2021, the Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) and Compensation Advisory Partners LLC (“CAP”) as independent compensation consultants to assist the Talent and Compensation Committee in accomplishing its objectives. FW Cook and CAP have no relationship with Kontoor other than providing services to the Talent and Compensation Committee.

The Talent and Compensation Committee has the authority to form and delegate authority to subcommittees as it deems appropriate. The role of the Talent and Compensation Committee, the compensation consultant and management in executive compensation is discussed in further detail in the Compensation Discussion and Analysis beginning on page 24. As of the date of this Proxy Statement, the members of the Committee are Ms. Barclay (Chair), Ms. Goldsmith and Mr. Lynch. The Committee held six meetings during 2021.

Talent and Compensation Committee Interlocks and Insider Participation

There are no Talent and Compensation Committee interlocks or insider participation.

Board Oversight of Risk

Risk management is primarily the responsibility of management; however, the Board oversees management’s identification and management of risks to Kontoor. The Board uses various means to fulfill this oversight responsibility. The Board, and its committees, as appropriate, regularly receive and discuss periodic updates from the Chief Executive Officer, the Chief Financial

Corporate Governance

Officer, the General Counsel (or Deputy General Counsel) and other members of senior management regarding significant risks to Kontoor, including in connection with the annual review of Kontoor’s business plan and its review of budgets and strategy. These discussions include operational, strategic, legal, regulatory, financial, reputational and cybersecurity risks and the plans to address these risks.

During 2021, the Board continued to receive updates on the evolving COVID-19 pandemic from, and discussed these updates with, our management, including with regard to protecting the health and safety of our employees, and evaluating the continued impact of the COVID-19 pandemic on strategy, operations, liquidity and financial matters.

Each of the Board’s standing committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to that committee, and reports to the full Board as appropriate. In particular:

•

The Audit Committee, consistent with the requirements of the NYSE and the Audit Committee charter, discusses policies to govern the process by which risk assessment and risk management are undertaken at Kontoor, including discussing with management the major financial and information technology risk exposures and the steps that have been taken to monitor and control such exposures. The Audit Committee reviews the status of compliance with laws, regulations and internal procedures, contingent liabilities and risks that may be material to Kontoor, and the scope and status of systems designed to assure Kontoor’s compliance with laws, regulations and internal procedures through receiving reports from management, legal counsel and other third parties on such matters, as well as major legislative and regulatory developments which could materially impact Kontoor’s contingent liabilities and risks. In addition, the Audit Committee has primary responsibility for overseeing risks related to cybersecurity, and receives quarterly updates from senior leadership on information security matters.

•	The Talent and Compensation Committee annually evaluates the risks associated with Kontoor’s compensation philosophy and programs.

•	The Nominating and Governance Committee oversees risks relating to the Company’s corporate governance, including ensuring the Board’s continued ability to provide independent oversight of management.

Communications with Directors

Shareholders or other interested parties wishing to communicate directly with one or more members of the Board or with the non-management members of the Board as a group (including the Lead Director) may contact the Chair of the Nominating and Governance Committee, c/o Corporate Secretary (or Assistant Corporate Secretary) of Kontoor at 400 N. Elm Street, Greensboro, North Carolina 27401, or call the Kontoor Ethics Helpline at 1-844-476-9158 or send an email message to corp.gov@kontoorbrands.com. The Corporate Secretary (or Assistant Corporate Secretary) forwards all such communications, other than solicitations and frivolous communications, to the Chair of the Nominating and Governance Committee.

Corporate Sustainability and Responsibility

Our sustainability approach is driven by Kontoor’s focus on innovation, design and sustainable performance. It underscores our commitment to our purpose: to inspire people to live with passion and confidence. Sustainability and responsibility materialize through our three strategic pillars— People, Product and Planet – we do the right thing, emphasize operating with the highest standards of ethics and transparency, select and develop preferred materials and products from companies that share our values, and protect the environment through the operating, material and product decisions we make impacting chemical, energy, and water consumption.

In December 2021, we published our second Sustainability Report, the second report in our two years as a publicly traded company. Our second Sustainability Report was prepared in accordance with the standards of the Global Reporting Initiative

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Corporate Governance

(“GRI”) and the Sustainable Accounting Standard Board (“SASB”), and details our progress in advancing our sustainability agenda focusing on People, Product and Planet. Our Global Sustainable Business Team leads our enterprise-wide sustainability efforts, working closely with our stakeholder groups globally to ensure progress toward our goals.

Sustainability Governance

The Board is responsible for promoting the exercise of responsible corporate citizenship and monitoring adherence to our standards. The Nominating and Governance Committee reviews and evaluates our strategies, programs, policies and practices relating to ESG issues and impacts to support the sustainable and responsible growth of our business. We articulate our commitments to corporate sustainability and responsibility in our Code of Conduct.

The Kontoor Brands ESG Council champions our company-wide commitment to ESG initiatives and transparency. The Council, consisting of members from our Executive Leadership Team, our Global Sustainability Business Team and select working group leaders, meets regularly. The Council promotes and guides progress toward Kontoor Brands’ Global Sustainability Goals and fosters our culture of sustainability.

Our Enterprise Risk Management Council is organized to identify, evaluate and manage risk topics and issues aligned with our business priorities. The Council meets regularly and provides leadership on strategy, financial, operational, compliance and reputational risk. Information with respect to the six ESG goals is provided below.

Topic	Goal

Energy	Power 100 percent of owned and operated facilities with renewable energy by 2025
Climate	Establish a science-based target by 2022
Water	Save 10 billion liters of water by 2025
Materials	Source 100 percent preferred materials, including Cotton by 2025 and Synthetics by 2030
Chemistry	Use 100 percent preferred chemistry by 2023
Worker Well-Being	Work only with factories that support a worker well-being or community development program by 2025

Inclusion and Diversity

Inclusion and Diversity have been at the heart of the Company and ingrained in our values since Kontoor was created. In 2020, we introduced our Inclusion and Diversity strategy and multiyear objectives, which are overseen by the Talent and Compensation Committee and provide transparency with respect to our journey, establishes measurable and visible objectives for the changes we seek to achieve, and put into motion detailed plans to get us where we aspire to be as an organization. In September 2021, we published our first-ever Inclusion & Diversity Progress Report to share our progress with transparency.

The Nominating and Governance Committee considers diversity as one of many factors in identifying nominees for director, including personal characteristics such as race and gender, as well as diversity in the experience and skills that contribute to the Board’s performance of its responsibilities in the oversight of a complex and highly-competitive global business. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

Director Compensation

The primary components of compensation for our non-employee directors are a cash retainer, equity-based grant of restricted stock units (“RSUs”) under Kontoor’s 2019 Stock Compensation Plan and Committee Chair fees. The Board sets director compensation annually based on an analysis of non-employee director compensation practices at Kontoor peers and peer company information provided by the independent compensation consultant to the Talent and Compensation Committee. The following describes our fiscal 2021 non-employee director compensation:

Compensation Element	Director Compensation Program

Annual Cash Retainer	$85,000, paid quarterly arrears in cash

Annual Equity Retainer	RSUs equaling $160,000[1]

Committee Fees	None

Audit Committee Chair Fee	$30,000

Talent and Compensation Committee Chair Fee	$25,000

Nominating and Governance Committee Chair Fee	$20,000

Non-Executive Director Chair/Lead Director Retainer	$175,000[2]

Meeting Fee for Board Meetings in Excess of Ten Meetings During the Year	$1,500 per meeting

Stock Ownership Guidelines	Stock ownership with a fair market value equal to five times the annual cash retainer[3]

1

RSUs are fully vested and non-forfeitable at grant and will be settled in shares of Kontoor common stock one year after the date of grant. RSU retainer grants will be pro-rated in the year of a director’s initial election to the Board and will vest and be distributed in the same manner as other awards subject to the annual equity grant. The number of RSUs awarded on the applicable grant date was calculated using a 30-day average value of Kontoor’s common stock prior to such date.

2

Mr. Shearer received the Non-Executive Director Chair Retainer in connection with his service as Chair of the Board (prior to Mr. Baxter’s election to Chair of the Board) and Lead Independent Director (following Mr. Baxter’s election to Chair of the Board). Commencing in 2022, Mr. Shearer’s retainer in respect of his role as Lead Independent Director has been reduced to $100,000 per year, which will be paid 75% in cash and 25% in RSUs.

3

Mr. Shearer exceeds the target for director stock ownership. Non-employee directors must retain 100% of the net shares resulting from the vesting of RSUs until the guideline is met. Mr. Carucci did not stand for re-election at the 2021 Annual Meeting of Shareholders, Ms. Chugg resigned from the Board effective November 30, 2021, and Messrs. Lynch and Schiller joined the Board effective March 5, 2021 and May 6, 2021, respectively.

Mr. Baxter is the only employee who serves as a director. He is not separately compensated for his service on the Board or as Chair of the Board.

In July 2021, the Talent and Compensation Committee reviewed a report from FW Cook, the independent compensation consultant to the Talent and Compensation Committee, at that time, on the competitiveness and design of Kontoor’s non-employee director compensation program in comparison to Kontoor’s peer group, which is the same peer group used to evaluate executive compensation. See Competitive Compensation Targets and the Role of the Industry Group on page 30 for more information about this peer group. FW Cook had previously reviewed the non-employee director compensation program in January 2020, at which time no changes were made to the program. The FW Cook report noted that the additional retainers for our Audit Committee Chair and our Talent and Compensation Committee Chair were below peer group median. Based on the July 2021 FW Cook report, the Talent and Compensation Committee recommended, and the Board approved, the following changes to our non-employee director compensation program: (i) an increase in the Audit Committee Chair additional cash retainer from $20,000 to $30,000, and (ii) an increase in the Talent and Compensation Committee Chair additional cash retainer from $20,000 to $25,000. These changes were effective the third quarter of fiscal 2021. Beginning in August 2021, the Talent and Compensation Committee retained Compensation Advisory Partners (“CAP”) as its independent compensation consultant, which will assist the Committee with its periodic review of Kontoor’s non-employee director compensation, among other matters.

22

Director Compensation

Each non-employee director may elect to defer all or part of his or her cash retainer and fees into equivalent units of Kontoor common stock under the Kontoor Deferred Savings Plan for Non-Employee Directors. All Kontoor common stock equivalent units receive dividend equivalents. Deferred sums are generally payable in cash to the participant upon termination of service in a lump sum or substantially equal annual installments over up to ten (10) years, as specified in advance by the participant. Messrs. Shearer, Carucci, Lynch and Schiller and Ms. Chugg elected to defer all cash compensation in 2021.

Kontoor reimburses non-employee directors for travel and lodging expenses incurred in the performance of their duties. Directors traveling on Kontoor business are covered by Kontoor’s business travel accident insurance policy, which generally covers all Kontoor’s employees and directors. Directors are encouraged to attend formal training programs in areas relevant to the discharge of their duties as directors. Kontoor reimburses expenses incurred by directors attending such programs. Directors are also eligible for discounts on Kontoor products equal to discounts available to all employees of Kontoor. Kontoor does not provide medical or life insurance benefits to its non-employee directors.

2021 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Robert K. Shearer	$285,000	$162,304	-0-	$447,304
Kathleen S. Barclay	107,500	162,304	-0-	269,804
Richard T. Carucci[3]	21,250	-0-	-0-	21,250
Juliana L. Chugg[4]	105,000	162,304	-0-	267,304
Robert Lynch[5]	63,750	162,304	-0-	226,054
Mark L. Schiller[6]	63,750	185,301	-0-	249,051
Shelley Stewart, Jr.	85,000	162,304	-0-	247,304

1

Kontoor allows its non-employee directors to defer all or a portion of his or her cash retainer and fees under the Kontoor Deferred Savings Plan for Non-Employee Directors. In fiscal 2021, Messrs. Shearer, Carucci, Lynch and Schiller and Ms. Chugg deferred all cash compensation under the Kontoor Deferred Savings Plan for Non-Employee Directors.

2

Each director serving in fiscal 2021 was awarded 3,330 RSUs on April 1, 2021 in connection with compensation for fiscal 2021, other than Mr. Carucci, who did not stand for re-election at the 2021 Annual Meeting of Shareholders, and Mr. Schiller, who was awarded 2,755 RSUs on May 6, 2021, the effective date he joined the Board. The number of RSUs awarded on the applicable grant date was calculated using a 30-day average value of Kontoor’s common stock prior to such date. The value in this column is the grant date fair value ($48.74 and $67.26 per RSU for the April 1, 2021 and May 6, 2021 grants, respectively) computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used are summarized in Note 16 to our audited financial statements included in our Annual Report on Form 10-K for the year ended January 1, 2022. These RSUs, which are fully vested and non-forfeitable at grant, earn dividend equivalents and will be settled in shares of Kontoor common stock one year after the date of grant, on April 1, 2022. The total number of stock awards (including RSUs and phantom shares accounted for in connection with the Kontoor Deferred Savings Plan for Non-Employee Directors) in respect of shares of Kontoor common stock held by each non-employee director as of January 1, 2022 was as follows: Mr. Shearer 24,121; Ms. Barclay 3,411; Mr. Carucci 0; Ms. Chugg 3,411; Mr. Lynch 4,625; Mr. Schiller 4,036; and Mr. Stewart 3,411. None of the non-employee directors hold any options to purchase shares of Kontoor common stock as of January 1, 2022.

3	Mr. Carucci did not stand for re-election at the 2021 Annual Meeting of Shareholders.

4	Ms. Chugg resigned from the Board effective November 30, 2021. Her deferred compensation was settled in cash upon her resignation.

5	Mr. Lynch joined the Board effective March 5, 2021.

6	Mr. Schiller joined the Board effective May 6, 2021.

Executive Compensation

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides an overview of our named executive officers’ compensation for the period January 3, 2021 through January 1, 2022 (referred to herein as “fiscal 2021” or “2021”). The CD&A explains Kontoor’s executive compensation program, compensation philosophy and objectives, and executive stock ownership. The focus of the analysis is on the Company’s named executive officers listed in the Summary Compensation Table (the “NEOs”):

Name	Title

Scott H. Baxter	President, Chief Executive Officer and Chair of the Board
Rustin Welton	Executive Vice President and Chief Financial Officer
Thomas E. Waldron	Executive Vice President and Global Brand President—Wrangler
Christopher Waldeck	Executive Vice President and Global Brand President—Lee
Laurel Krueger[1]	Former Executive Vice President, General Counsel and Corporate Secretary

(1)	Ms. Krueger resigned from the Company effective August 27, 2021.

Executive Summary

Kontoor is a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands: Wrangler® and Lee®. The Company designs, produces, procures, markets and distributes apparel primarily under the brand names Wrangler® and Lee®. Our business is founded upon a strategic sourcing model and best-in-class supply chain. We focus on leveraging our global platform to drive brand growth and deliver long-term value to our stakeholders, including our shareholders, consumers, customers, suppliers and communities.

Navigating unprecedented operating challenges, macroeconomic pressures and ongoing impacts of the COVID-19 pandemic, Kontoor, supported by the resilience and dedication of its 14,000 employees across the globe, finished 2021 with strong operational, business and financial performance, including the following:

•

Delivered Shareholder Value and Long-Term Stock Price Growth: Despite the continued challenges of operating our business in a pandemic, during 2021 we returned cash to our shareholders through dividends totaling $95.1 million, which amount was higher in 2021 as a result of the Company suspending dividends during the second and third quarter of 2020, and share repurchases totaling $75.5 million. In addition, our stock price at the close of 2021 was $51.25, up from $40.56 at the end of 2020.

•

Strategic Actions: We continued to invest and make progress in our key strategic growth catalysts. Our focus on growing the core business while expanding categories, such as outdoor and female, is driving deeper penetration. We continue to build out our direct-to-consumer and online retail presence, which remains a key component of our ongoing digital evolution. Given our focus on expanding in China, we launched our Wrangler brand into the market and continue to be a leader in denim with our Lee brand. To drive growth and synergies, we launched our new operating model and go-to-market to better achieve global consistency with local relevance. We also executed a debt refinancing in 2021 where we repaid $523.0 million of term loans, partially offset by $400.0 million of proceeds from the issuance of new senior notes, reducing our long-term cost of borrowing and elevating our company to a stronger financial position as we continue to position Kontoor to weather the uncertainty caused by the COVID-19 pandemic.

24

Executive Compensation

•

Published Inaugural Inclusion and Diversity Report and Second Sustainability Report: Building upon the launch of our global Inclusion and Diversity strategy in August 2020, we published our inaugural Diversity and Inclusion Report in September 2021, which focused on our four priority areas: Workplace Belonging, Workforce Diversity, Marketplace Equity and Sustainability & Accountability. Consistent with the conclusions reached in our Diversity and Inclusion Report, we have established measurable goals to increase the Black, Indigenous, and People of Color representation in our U.S. workforce as well as gender parity at the Director level and above in our global workforce by 2030. We have included an environmental, social and governance (“ESG”) modifier to our annual cash incentive program (the “AIP”) for fiscal 2021 to ensure a linkage between compensation and our ESG goals. See Annual Cash Incentives on page 32 for more details. In December 2021, we published our second sustainability report, which was prepared in accordance with the Global Reporting Initiative (“GRI”) Sustainability Reporting Standards Core Option and the Sustainable Accounting Standard Board (“SASB”) Apparel, Accessories and Footwear Industry Standard. Our Sustainability Report details the progress we are making on our energy, climate, water, materials, chemistry and worker well-being goals.

•

Continued Focus on Employee Engagement and Wellness: We continue to support enhanced safety and protection measures for our employees, including global cleaning and social distancing protocols. Where possible, employees are working remotely to help maintain their health and safety as well as business continuity.

Fiscal 2021 Key Financial Highlights:

•	Net revenues increased 18% to $2.5 billion compared to the year ended December 2020.

•	Reported gross margin increased 350 basis points to 44.7% compared to the year ended December 2020.

•	Adjusted gross margin(a) increased 340 basis points to 44.6% compared to the year ended December 2020.

•	Reported selling, general & administrative (“SG&A”) expenses as a percentage of revenues decreased 200 basis points to 33.3% compared to the year ended December 2020.

•	Adjusted SG&A expenses(a) as a percentage of revenues increased 10 basis points to 30.4% compared to the year ended December 2020.

•	Reported diluted earnings per share was $3.31 compared to $1.17 for the year ended December 2020. Adjusted diluted earnings per share(a) was $4.28 compared to $2.61 for the year ended December 2020.

(a)

Non-GAAP Financial Information: The financial information above has been presented on a GAAP basis and on an adjusted basis. These adjusted presentations are non-GAAP measures. See “Appendix A—Reconciliation of Adjusted Financial Measures” at the end of this document.

Key Fiscal 2021 Compensation Decisions—Our Talent and Compensation Committee (also referred to as the “Committee”) designed our executive compensation program to support strategic growth plans and long-term commitments to our shareholders. After reviewing the function and results of the new executive compensation program for fiscal 2020, the Committee determined that the program generally fits the needs of the Company and did not implement any significant changes to its structure for fiscal 2021 other than the inclusion of the ESG modifier to Kontoor’s AIP for fiscal 2021 which is designed to link compensation with our ESG goals. However, the total payout under the AIP continues to be capped at 200% of the target AIP award opportunity, and the ESG modifier will not apply unless the payout under the AIP’s financial goals meets or exceeds a threshold level of performance (50% of the target level). The ESG modifier is comprised of two People and Culture metrics and one Sustainability metric, and is part of Kontoor’s People, Planet and Product strategy to drive sustainable value to our stakeholders.

Fiscal 2021 Performance Achievement—Based on our performance relative to our pre-established performance goals, we achieved 200% payout under the AIP and 200% payout for the 2021 component of the outstanding PRSUs.

Our Compensation Philosophy—Kontoor’s Executive Compensation Program (or the “Program”) is designed to attract, motivate and retain talented executives by:

•

Enabling the attraction and retention of talented executives with a target total compensation package that is positioned within a competitive range of market medians of comparable executives within our peer group and broader industry data

•	Aligning our executives’ interests with those of our shareholders by paying for performance and requiring our executives to retain a certain amount of share ownership

•

Providing a significant portion of our executives’ total direct compensation in pay that is at-risk and in the form of long-term equity-based compensation to reward performance over the short and long-term

Executive Compensation

The Committee is committed to ensuring that the Program is oriented toward pay-for-performance and designed to achieve the objectives of our compensation philosophy for our NEOs through the grant of short- and long-term incentive awards that align with Kontoor’s five primary priorities:

•	Scaling our advantage in the core denim business

•	Accelerating our positions in high-value segments, channels and geographies

•	Building advantaged positions to reach new consumers

•	Driving an unwavering focus on margin expansion and improving capital efficiency

•	Sustaining high levels of engagement by a performance-driven team

Our NEOs’ 2021 compensation is comprised of base salary, annual cash incentive compensation and long-term equity incentive compensation, with long-term equity compensation in the form of Kontoor performance-based and time-based restricted stock unit awards.

Balance of Base Salary and At-Risk Pay for Performance Components—Kontoor’s philosophy is that a significant portion of each executive’s total direct compensation should be at-risk, meaning subject to fluctuation based on Kontoor’s financial and stock price performance. The at-risk components of total compensation targets are annual cash incentives and long-term equity compensation. The at-risk portion of target total compensation is greater for higher level positions, reflecting greater accountability for performance results. For our NEOs, 60% of our long-term incentive equity awards are at-risk and subject to financial performance objectives linked to our strategic priorities and shareholder returns. The Committee believes that our 2021 executive compensation program design is aligned with the Company’s pay-for-performance philosophy.

CEO	OTHER NEOS

We compensate our executives through programs that substantially link compensation to Kontoor Brands’ performance, with a view to striking an appropriate balance between the long-term and annual performance of Kontoor, and between Kontoor’s financial performance and shareholder returns.

26

Executive Compensation

Our Governance Practices—Our executive compensation practices promote good governance and mitigate excessive risk-taking. Below we highlight key compensation practices that we have implemented in our Program, to promote the interests of shareholders, and responsible compensation and governance practices:

WHAT WE DO

Annual “Say-on-Pay” advisory vote for shareholders

Alignment of executive compensation with shareholder returns through equity ownership requirements and equity-based awards

“Double trigger” requirement for severance and accelerated vesting of equity awards pursuant to change-in-control agreements with our executive leadership team

Pay for performance and set rigorous goals for annual cash incentive and PRSU awards

Incorporate ESG goals into our annual cash incentive program

Regular shareholder outreach
Pay-for-performance emphasis with a balance of short- and long-term incentives, using an array of key performance metrics, with a strong emphasis on financial performance

Significant stock ownership guidelines for executives

Clawback provisions for cash and equity performance- based compensation

Independent compensation consultant to the Committee

Cap annual cash incentive payouts

Review share utilization regularly

WHAT WE DO NOT DO

No excise tax gross-up payments for executives

No hedging or pledging of Kontoor common stock by executives

No guaranteed salary increases or bonuses

No repricing or cash buyout of underwater stock options without shareholder approval

No evergreen provisions
No employment agreements for executive officers

No liberal share recycling under the 2019 Stock Compensation Plan (the “Stock Plan”)

No payment of dividends on unvested long-term incentives

No overlapping performance metrics for annual cash incentive and PRSU awards

Say-on-Pay—We have adopted a policy of conducting an annual advisory vote on executive compensation. While this vote is not binding, our Board and Talent and Compensation Committee, which we refer to as the “Committee” for purposes of this CD&A, value the opinions of our shareholders. The Committee strives to ensure our executive compensation aligns with the interests of our shareholders and adheres to our pay-for-performance philosophy.

At our 2021 annual meeting of shareholders, more than 96% of votes cast supported our executive compensation program. The Committee and management reviewed our shareholders’ affirmative 2021 Say-on-Pay vote and believe it to be a strong indication of support for our executive compensation program and practices and the related decision-making by the Committee. The Committee expects to continue to consider future annual Say-on-Pay votes and investor feedback when making decisions relating to our executive compensation program, policies and practices.

Executive Compensation

Compensation Program—Elements

Type	Component	Element	Terms	Objective	Vesting Period

Fixed Compensation	Annual Base Salary	Cash	• Fixed pay reflective of an executive’s role, responsibilities and individual performance • Reviewed annually	• Competitively compensate executives for their level of responsibility, skills, experience and sustained individual contribution	N/A

Performance- Based Compensation	Annual Incentive Award	Cash

•  Variable, performance-based cash compensation earned based on achieving pre-established annual goals (subject to adjustment based on achievement of ESG goals)

•  Annual payouts range from 0% to 200% of the targeted incentive opportunity (+20% or -10% of target award tied to ESG goals, but maximum payout capped at 200%)

				• Link compensation to annual operating and strategic performance objectives	One Year
	Long-Term Equity Incentive Awards	Performance- Based Restricted Stock Units (“PRSUs”)

•  For 2021, variable, performance-based equity compensation earned based on achieving pre-established financial goals over a three-year performance cycle comprised of three consecutive one-year performance periods (subject to adjustment based on fiscal 2021-23 relative TSR)

•  Payouts range from 0% to 200% of the targeted incentive opportunity (±25% of target award tied to relative TSR)

•  Dividend equivalent units accumulate during the vesting period, but remain subject to attainment of performance goals and will not be paid unless the underlying PRSUs vest

•  Paid in shares of Kontoor common stock upon vesting

•  Link compensation to annual operating performance objectives

•  Link rewards to long- term operating performance

•  Link rewards to shareholder value creation through stock price growth

•  Aid in retention

Three Years

Time-Based Compensation	Long-Term Equity Incentive Awards	Restricted Stock Units (“RSUs”)	• Dividend equivalent units accumulate during the vesting period, but are not paid unless the underlying RSUs vest • Paid in shares of Kontoor common stock upon vesting	• Link rewards to shareholder value creation through stock price growth • Aid in retention	Three Years (ratable vesting)

In establishing the elements of executive compensation, the Committee, in consultation with its independent consultant, assesses whether the Program’s terms promote unnecessary risk-taking. In performing this assessment, the Committee reviews such compensation design elements as pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, equity incentives, stock ownership requirements, clawbacks and Kontoor’s trading policies. The Committee’s independent consultant considered risk and the potential for unintended consequences associated with incentive design as part of its ongoing service to the Committee. After performing this analysis, the Committee has concluded that the Program does not promote excessive or unnecessary risk-taking.

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Executive Compensation

Compensation Decision-Making Process—Roles and Responsibilities

The Talent and Compensation Committee
Kontoor’s Talent and Compensation Committee, composed entirely of independent directors, reviews all components of the Program periodically to confirm that they are necessary and appropriate to support Kontoor’s strategic objectives while considering the competitive marketplace for executive talent. Refer to www.kontoorbrands.com/investors/corporate-governance/board-committees for the Committee charter for a more fulsome explanation of the Committee’s responsibilities. To summarize, pertaining to their compensation related roles and responsibilities, the Committee:

•  Reviews and approves Kontoor’s goals and objectives relevant to the President and Chief Executive Officer’s compensation, evaluates his performance and sets his compensation levels

•  Annually reviews the performance evaluations of the other NEOs

•  Reviews and approves the compensation packages for the other NEOs

•  Approves annual and long-term incentive award payouts

•  Annually reviews long-term incentive practices, such as share usage, vehicle use and mix, and performance metrics

•  Reviews and approves peer group companies referenced when considering the competitiveness of Company performance and director and executive officer compensation programs and levels

•  Continually monitors external compensation-related governance practices; considers their implementation, as appropriate; and gets periodic reports on such practices and related considerations from its independent compensation consultant

•  Reviews total compensation outcomes of our NEOs in the context of actual Company financial performance and shareholder value creation outcomes, over multiple time horizons

•  Considers the results of the annual advisory “Say-on-Pay” shareholder vote

•  Reviews and approves executive compensation policies, such as clawback policies and share ownership requirements

•  Reviews all components of Kontoor’s top executives’ compensation including current cash compensation (base salary and annual cash incentive awards) and assumed value of long- term equity incentive compensation (performance-based RSUs and service-based RSUs)

•  Reviews all perquisites and other benefits provided to the NEOs. Reviews aggregate balances under Kontoor’s deferred compensation plans. Considers projected payout levels under termination-of-employment scenarios

•  Annually reviews and considers a compensation program risk evaluation

The Independent Committee Consultant

The Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) through July 2021 and Compensation Advisory Partners LLC (“CAP”) beginning in August 2021, as its independent compensation consultant to assist the Committee in accomplishing its objectives for 2021. The Committee assessed the independence of FW Cook and CAP pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent either FW Cook or CAP from providing independent advice to the Committee. The independent Committee consultant will not perform other services for Kontoor without the consent of the Chair of the Committee. The Committee has sole authority to retain or terminate the service of its independent compensation consultant and to approve the consultant’s fees and all terms of such engagement. The scope of the work done by the Committee’s independent consultants included:

•  Preparing analyses, recommendations and providing other support to inform the Committee’s decisions related to executive and director compensation

•  At the Committee’s instruction, independently prepare an analysis of compensation data relating to the named executive officers and other Section 16 officers as well as benchmarking on non-employee director compensation

•  Reviewing and commenting on management proposals presented to the Committee

•  Providing updates on market trends and the regulatory environment as they related to executive and director compensation

•  Reviewing and commenting on management proposals presented to the Committee

•  Providing a report comparing the compensation of Company executives to a peer group of companies and survey data; also similar benchmarking for non-employee director compensation

•  Reviewing the Committee charter and providing recommendation and other support to inform the Committee’s related discussions and decisions

•  Working with the Committee to validate the executive pay-for-performance relationship, support of alignment with stockholders

•  Meeting with the Committee Chair and the Committee outside the presence of management, and participating in preparatory sessions for Committee meetings

•  At the Committee’s request, a representative of FW Cook attended a majority of the meetings and executive sessions of the Committee from January 2021 through June 2021, and a representative of CAP attended a majority of the meetings and executive sessions of the Committee from August 2021 through December 2021

•  Annually reviewing the industry peer group of publicly traded companies whose compensation data is considered by the Committee in its decision-making (collectively, the “Industry Group”)

Executive Compensation

Kontoor Management

As requested by the Committee, management is responsible for preparing information for each Committee meeting and providing the compensation consultant with information to facilitate its role in advising the Committee.

•  The Chief Human Resources Officer, the General Counsel (or Deputy General Counsel) and the Chief Executive Officer generally attend Committee meetings, except the executive sessions that are held as part of each meeting

•  The Chief Human Resources Officer, the General Counsel (or Deputy General Counsel) and the Chief Executive Officer work with the Committee Chair to prepare the agenda for each meeting

•  The Chief Executive Officer makes recommendations to the Committee regarding compensation for NEOs (other than himself)

•  The Chief Executive Officer provides the Committee with information regarding his achievement of objectives and other leadership accomplishments

•  Management provides information on Kontoor’s strategic objectives to the Committee and makes recommendations to the Committee regarding business performance targets and objectives for all senior executives including the Chief Executive Officer

•  In consultation with the Committee’s independent compensation consultant, management recommends for the Committee’s consideration the Industry Group whose compensation data is used by the Committee to establish market pay levels for Kontoor executives

Competitive Compensation Targets and the Role of the Industry Group

The Committee annually reviews the composition of Kontoor’s peer Industry Group, comprised of companies that are of comparable size (based on revenues between $749M and $4,846M and market capitalization between $1,545M and $13,295M), and meet a majority of several criteria, such as

•	having similar products and/or customers,

•	having strong brands that are respected and well-known,

•	having wholesale operations and domestic U.S. sales and

•	is a frequent peer of peers being listed as a compensation peer in at least three other current peer companies.

In July 2021, the Committee approved the following Industry Group constituent companies:

Caleres, Inc.	Capri Holdings Limited (f/k/a Michael Kors Holdings Limited)	Carter’s, Inc.

Columbia Sportswear Company	Deckers Outdoor Corporation	G-III Apparel Group, Ltd.

Gildan Activewear Inc.	Guess?, Inc.	Hanesbrands Inc.

Levi Strauss & Co.	Oxford Industries, Inc.	Ralph Lauren Corporation

Steven Madden, Ltd.	Tapestry, Inc.	Under Armour, Inc.

Wolverine World Wide, Inc.

Our revenues rank near the median of Industry Group companies and our market capitalization ranks between the 25th percentile and 50th percentile of the Industry Group companies. In July 2021, the Committee reviewed the composition of the Industry Group and, considering the recommendation from FW Cook, removed Express, Inc. from the Industry Group because its market capitalization fell meaningfully outside of the size range of the Industry Group and it has a less comparable business model, and added Caleres, Inc. due to its wholesale operations, majority of sales in the U.S., and status as a common compensation peer among Kontoor’s current peer companies.

In addition, we currently participate in and use several executive compensation surveys for NEO positions, including the Willis Towers Watson General Industry Executive Compensation Survey, the Equilar TrueView Survey and the Aon Hewitt Total Compensation Measurement (TCM) Survey for Executives. The surveys provide general market data for relevant positions at companies with revenues and market capitalization similar to Kontoor in both the apparel/retail and general industry.

For 2021, Kontoor used the Industry Group data solely as a reference point, in combination with broader executive compensation surveys, to assess each NEO’s target total direct compensation (i.e., salary, target bonus, and the grant date fair value of long-term

30

Executive Compensation

incentives). Other factors were also considered, such as the scope of the executive’s duties, the executive’s experience in his or her role and the executive’s individual performance in his or her role and relative to his or her peers.

Components of Total Direct Compensation

The components of the target total direct compensation opportunity set by the Committee annually for each executive are short-term cash compensation (annual base salary and target annual cash incentive award) and long-term equity incentive compensation (RSUs and PRSUs under the Stock Plan). The Committee sets each portion of compensation based on Kontoor’s overall philosophy that a significant portion of each executive’s total direct compensation should be at-risk, meaning subject to fluctuation based on Kontoor’s financial and stock price performance. The at-risk components of total compensation targets are annual cash incentives and long-term equity compensation. The at-risk portion of target total compensation is greater for higher level positions, reflecting greater accountability for performance results. For our NEOs, 60% of our long-term incentive equity awards are at-risk and subject to financial performance objectives linked to our strategic priorities and shareholder returns.

CEO	OTHER NEOS

The portions of FY2021 target total direct compensation for each of the compensation elements for each of the NEOs were as follows:

Executive	Base Salary	Annual Cash Incentive Award	Long-Term Equity Incentive Awards	Performance-Based Portion*	At-Risk Portion**

Mr. Baxter	16%	21%	63%	59%	84%

Mr. Welton	29%	22%	49%	51%	71%

Mr. Waldron	28%	21%	51%	52%	72%

Mr. Waldeck	28%	21%	51%	52%	72%

Ms. Krueger	38%	25%	37%	48%	62%

*	“Performance-Based Portion” includes Annual Cash Incentive Award and PRSUs.

**	“At-Risk Portion” includes Annual Cash Incentive Award and Long-Term Equity Incentive Awards.

Executive Compensation

Base Salary

Base salary is designed to compensate executives for their level of responsibility, skills, experience and sustained individual contribution. Base salary is generally intended to be competitive as compared to salary levels for equivalent executive positions at companies in the Industry Group. The Committee believes that a competitive base salary provides the foundation for the total compensation package required to attract, retain and motivate executives in alignment with Kontoor’s business strategies.

The Committee annually reviews individual salaries for the NEOs and intends to conduct a review at the time of a promotion or other change in responsibilities. Each NEO is evaluated annually based on several components: key job responsibilities, key accomplishments, performance trends and annual goals and objectives. The resulting performance evaluations are presented to the Committee and used in assessing salary and the other components of total compensation for each NEO.

In the fall of 2020, the Committee requested a competitive market assessment of Kontoor’s senior executive officer compensation levels from the Committee’s independent compensation consultant to assist with compensation planning for fiscal 2021. The benchmarking data indicated that NEO base salaries were below the 25th percentile of our peer group, and near the 25th percentile of a broader general industry survey group. Accordingly, the Committee set fiscal 2021 base salaries for the NEOs based on (i) review of the competitive market salary range for the individual’s position, as described above, (ii) assessment of the individual’s experience, skill set and performance and (iii) Kontoor’s overall merit increase budget for salaries. The base salary increases reflect the beginning of a multi-year process to more closely align our executives with similar executives at Kontoor peer companies.

Executive	FY2020 Base Salary[1]	FY2021 Base Salary[2]	Percentage Increase

Mr. Baxter	$1,000,000	$1,100,000	10%

Mr. Welton	$550,000	$605,000	10%

Mr. Waldron	$505,000	$550,000	9%

Mr. Waldeck	$505,000	$550,000	9%

Ms. Krueger	$485,000	$500,000	4%

(1)

Mr. Baxter and other members of our executive leadership team acted swiftly to help the Company conserve cash in early 2020 due to the impact of COVID-19 and took the largest salary reductions in the Company. Mr. Baxter voluntarily agreed to a 30% reduction of his base salary and our other NEOs agreed to a 15% reduction of their base salaries, during the April – July 2020 period. The amounts set forth in the table above do not reflect those voluntary reductions.

(2)	The fiscal 2021 base salary adjustments were effective April 1, 2021.

Annual Cash Incentives

Kontoor has an annual cash incentive program (the “AIP”). All Kontoor employees are eligible to participate in the AIP if selected by the TCC, unless they participate in a sales incentive plan. The AIP focuses employee attention on Kontoor’s annual performance as measured by pre-established goals. The incentives are designed to motivate Kontoor’s employees by providing payments for achieving and exceeding goals related to Kontoor’s annual business plan and strategic priorities. AIP bonuses for the NEOs are paid according to the terms of Kontoor Brands Management Incentive Compensation Plan (“MIC Plan”).

Under the AIP, annual performance goals are set by the Committee. While it is the policy of the Committee to provide opportunities for annual incentive compensation for achievement of pre-established performance goals based primarily on financial measures, the Committee also retains discretion to pay bonuses apart from the AIP and the MIC Plan, reflecting its subjective assessment of the value of accomplishments of Kontoor’s executive officers which, in the Committee’s view, cannot always be anticipated in advance or reflected in such pre-established goals.

The Committee sets the targeted annual incentive opportunities under the AIP for executives after considering external compensation data, the recommendations of the Chief Executive Officer (other than with respect to his compensation) and analysis by the Committee’s independent compensation consultant. The Committee also makes a general assessment as to the relative amounts of annual incentives for the NEOs to make sure they are, in the Committee’s judgment, fair and reasonable.

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Executive Compensation

Our Performance Goals—The structure of the AIP seeks to align Kontoor’s strategic growth plans and focus on the most impactful drivers of annual shareholder return. The Committee believes the following key drivers of total shareholder return currently should be the foundation for annual bonus payouts for the NEOs:

Objective	Rationale
GAAP Revenue	Key measure of top line growth that indicates sustainability of the company over the long term and its ability to generate profits.
Gross Margin	Used to measure company efficiency and brand strength.
Profit Before Taxes*	Profit measure that can be compared year-to-year at the business level.

*	Profit before taxes is our reported income before taxes for the year ended January 1, 2022 adjusted for restructuring and separation costs and other non-recurring expenses.

The Company believes these three metrics are the most important performance outcomes to create shareholder value, while securing our future as a global leader in lifestyle apparel. In addition, these metrics align with those used by companies in our peer group to motivate management.

New for 2021, the Committee introduced an ESG modifier for the AIP, comprised of two People and Culture metrics and one Sustainability metric. The ESG modifier is intended to align with Kontoor’s commitment to advance diversity, equity and inclusion in our workforce, as well as to continuously improve sustainability practices.

The performance goals for 2021 were set in line with Kontoor’s strategy to deliver consistent, profitable growth that provides sustainable, long-term returns for Kontoor’s shareholders while considering the impact of external factors on short-term performance. The goals reflected a number of factors, including Kontoor’s strategic growth plan and value creation model and long-term commitments to our shareholders.

Details of the performance goals and 2021 results are shown below.

Fiscal Year 2021 Kontoor AIP Performance Goals

(Dollars in thousands)		Performance Levels (1)(2)			Year Ended December 2021

Performance Metric	Metric Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	GAAP Result	Adjusted Result(3)

GAAP Revenue	20%	$2,100,000	$2,350,000	$2,445,000	$2,475,916	$2,475,916
Gross Margin	40%	41.2%	43.4%	45.0%	44.7%	44.6%
Profit Before Taxes	40%	$225,000	$265,000	$290,000	$244,600	$318,413

(1)	Performance achievement is interpolated between levels.

(2)

When assessing AIP performance, the Committee may adjust for (i) the effects of impairment charges, restructuring charges, unplanned impact of trade tariffs, other extraordinary items, regulatory changes, non-recurring items and required changes in accounting policies, and (ii) differences between actual foreign exchange rates and the foreign exchange rates used in Kontoor’s 2021 financial plan.

(3)

Non-GAAP Financial Information: The financial information above has been presented on a GAAP basis and on an adjusted basis. These adjusted presentations are non-GAAP measures. See “Appendix A—Reconciliation of Adjusted Financial Measures” at the end of this document for a reconciliation of these adjusted measures.

The Kontoor performance goals are measured at threshold, target and maximum amounts. The target award amounts, which are based on fiscal 2021 base salary, are set forth in the Grants of Plan-Based Awards table on page 44.

A second component, an ESG modifier, applies to the fiscal 2021 AIP awards. The Committee approved the inclusion of an ESG modifier to promote and reward behaviors in support of our people and culture as well as sustainability. Achievement of the ESG performance metrics may modify the payout under the AIP’s financial goals upward or downward up to 20%. However, the total payout under the AIP continues to be capped at 200% of the target AIP award opportunity, and the ESG modifier will not apply unless the payout under the AIP’s financial goals meets or exceeds a threshold level of performance (50%). The table below summarizes the goals within the ESG modifier.

Executive Compensation

2021 ESG Modifier Performance Goals

People and Culture (50% of ESG Modifier Weighting)

•  Increase female representation in equity-eligible levels

•  Increase percentage of Black, indigenous and people of color in U.S. non-retail employee population

Sustainability (50% of ESG Modifier Weighting) • Sustainability Report issued that is aligned with GRI • Sustainability Report issued that is aligned with GRI and SASB

These ESG metrics were selected based on their alignment with Kontoor’s business plan and culture, and our ability to impact them. The selected metrics do not constitute a comprehensive list of our ESG priorities, but rather represent a starting point for linking compensation to ESG in fiscal 2021. The People and Culture goal is further split into two metrics with each potentially modifying actual performance by plus 5% or minus 2.5% of target performance incentive payments. The Sustainability goal can modify actual performance by plus 10% or minus 5% of target performance incentive payments. This collectively results in a total potential impact of plus 20% or minus 10% of target performance incentive payments, however the ESG modifier will not be applied to increase the AIP payout above the overall cap of 200% of the total target payout. A positive modifier applies if we achieve or exceed these goals, and a negative modifier applies if we see a decrease in or fail to meet these measured goals. Performance relative to the selected metrics will be determined by the Committee based on pre-established targets and the Committee’s judgment of performance relative to the selected metrics.

The Committee reviewed the Company’s achievement against the ESG modifier performance goals for fiscal 2021 and determined that an increase of 15% of target performance incentive payments should be applied based on the achievement of each component of the People and Culture goals and the maximum achievement of the Sustainability goals. However, the overall cap of 200% of the total target payout limited the application of this 15% increase. As a result, the Committee determined payout for fiscal 2021 performance at 200%. The payments made to the NEOs under the AIP for 2021 are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table beginning on page 41. In the future, the Committee may set targets related to not only Company financial performance, but also Company non-financial performance goals, as well as individual, regional, business unit and similar performance goals. The Committee continues to emphasize the importance of including an ESG modifier to the AIP, and intends to continue to do so for future years, however no decisions have been made yet on the specific goals for 2022 and beyond.

Performance-Based Restricted Stock Units (60% of Annual LTI Awards)

Under the Kontoor Brands Mid-Term Incentive Plan (as amended and restated, the “MTIP”), and the Stock Plan, executives are awarded performance-based RSUs (“PRSUs”) that are settled under the Stock Plan. The PRSUs give recipients the opportunity to earn shares of Kontoor common stock for performance achieved over a multi-year performance cycle. PRSUs provide long-term incentive compensation for executives with the objectives of providing a focus on long-term value and increasing stock ownership. PRSUs are designed to align the interests of Kontoor executives with those of shareholders by encouraging the executives to enhance the value of Kontoor common stock and improve the performance of selected metrics. In addition, the multi-year performance cycle is designed to create an incentive for individual executives to remain with Kontoor.

The values attributable to PRSUs, as set forth in this CD&A, were determined using an estimate of the 30-day average value of Kontoor’s common stock prior to the relevant grant date, which reflects the manner in which these awards were considered by the Committee when calculating the number of PRSUs granted to each of our NEOs. This method differs from the grant date fair value, as determined for accounting purposes, which is the method used for purposes of reflecting the value of PRSUs in the Stock Awards column of the Summary Compensation Table on page 41 and the Grant Date Fair Value of Stock and Option Awards column of the Grants of Plan-Based Awards Table on page 44.

Under the terms of the PRSUs, recipients may earn from 0% to 200% of the target number of PRSUs granted, subject to imposition of a modifier at the Committee’s discretion. The Committee will determine the number of PRSUs earned at the end of the three-year performance cycle and any modifiers imposed, such as total shareholder return, will be implemented pursuant to the terms approved by the Committee. The PRSUs cliff vest three years from the grant date, to the extent earned. Dividend equivalents are paid on the shares actually paid out under the MTIP (no dividend equivalents are paid on any portion of the PRSUs not earned). At the payout date, the cash value of dividend equivalents is converted into additional shares.

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Executive Compensation

Our Performance Goals—The structure of the MTIP seeks to align Kontoor’s strategic growth plans and focus on the most impactful drivers of long-term shareholder return. The Committee believes the following key drivers of long-term shareholder return should be the foundation for PRSUs for the NEOs:

Objective	Rationale
Operating Cash flow

Indicates the financial strength of the company, supports the company’s Horizon 2 initiative and allows it to return earnings to shareholders through dividends and pursue opportunities that enhance shareholder value.

Adjusted EPS*	Used to measure company efficiency.

*	Adjusted earnings per share is our reported earnings per share for the year ended January 1, 2022 adjusted for restructuring and separation costs and other non-recurring expenses.

The Committee selected cash flow and adjusted earnings per share as measures for our long-term performance program due to the Committee’s desire to focus management on two of the performance drivers it viewed as most critical to our long-term success and key drivers of long-term shareholder value creation.

Due to the lack of historical performance data as a stand-alone company and the higher risk of goal obsolescence associated with the establishment of multi-year performance goals following the Spin-Off, as well as the ongoing business disruption and uncertainty caused by the COVID-19 pandemic, the three-year performance cycle for the PRSUs granted in 2021 consists of three consecutive one-year performance periods, with payout based on the average of performance over the three periods. A total shareholder return (“TSR”) modifier covering the three-year 2021-2023 Kontoor performance period also applies to the PRSUs granted in 2021.

For 2021, the Committee established the following first-year goals for the first year of the January 3, 2021 through December 30, 2023 performance cycle.

Fiscal Year 2021 Kontoor PRSU Performance Goals and Results

(Dollars in thousands)		Performance Levels (1)(2)			Year Ended December 2021

Performance Goal	Weighting	Threshold Performance (50%)	Target Performance (100%)	Maximum Performance (200%)	Result	Payout Percentage
Operating Cash Flow	40%	$160,000,000	$220,000,000	$275,000,000	$283,862,000	80%
Adjusted EPS	60%	$2.95	$3.50	$3.85	$4.28	120%

(1)	Performance achievement is interpolated between levels.

(2)

When assessing MTIP performance, the Committee may adjust for (i) the effects of impairment charges, restructuring charges, unplanned impact of trade tariffs, other extraordinary items, regulatory changes, non-recurring items and required changes in accounting policies, and (ii) differences between actual foreign exchange rates and the foreign exchange rates used in Kontoor’s 2021 financial plan.

Generally, we set our threshold performance goal to not be lower than the prior year’s performance level. However, for 2021 the Committee set our cash flow performance goals below the prior year’s results due to the significant one-time working capital improvement that we generated in 2020.

The fiscal 2021 PRSU performance goals were applicable to the following outstanding awards:

•	Year 1 of 3 of the fiscal 2021 PRSU award (January 3, 2021 through December 30, 2023 performance cycle);

•	Year 2 of 3 of the fiscal 2020 PRSU award (December 29, 2019 through December 31, 2022 performance cycle);

•	Year 3 of 3 of the fiscal 2019 annual PRSU award (December 29, 2018 through January 1, 2022 performance cycle); and

•	Year 3 of 3 of the PRSUs granted by Kontoor in 2019 in connection with the Spin-Off (the “Launch PRSUs”) (December 29, 2018 through January 1, 2022 performance cycle).

To determine the number of PRSUs earned, the performance goals achieved over the performance cycle, as determined by the Committee, will be averaged. The participant’s payout is calculated by multiplying the target number of PRSUs granted by the interpolated payout percentage (between 0% and 200% of the participant’s target award). A second component, a relative performance metric, applies to the PRSUs granted in 2021 and will be based on Kontoor’s TSR for the 2021-2023 three-year

Executive Compensation

performance cycle, as compared to the TSR generated by the Russell 3000 Index companies during such 36-month period. At the end of the three-year performance period, the payout for each participant will:

(i)	be unaffected if Kontoor’s TSR is between the 75th and 25th percentile of TSR of the Russell 3000 Index companies over the period,

(ii)	increase in the amount of 25% of the participant’s target award if Kontoor’s TSR is greater than or equal to the 75th percentile of TSR of the Russell 3000 Index companies over the period, or

(iii)	decrease in the amount of 25% of the participant’s target award if Kontoor’s TSR is equal to or below the 25th percentile of TSR of the Russell 3000 Index companies over the period.

As a result of including this relative performance metric, actual payouts may range from 0% to 225% of the targeted award. An additional number of shares equal to the dollar value of the dividends that would have accrued (without compounding) will also be added to the shares subject to the payout, to the extent the award is earned.

The PRSU target award amounts established by Kontoor for the NEOs for the 2021-2023 performance period are set forth below:

Executive	FY 2021 – 2023 PRSUs Awarded ($)(1)	FY 2021 – 2023 PRSUs Awarded (#)
Mr. Baxter	$2,700,000	56,192
Mr. Welton	$600,000	12,487
Mr. Waldron	$600,000	12,487
Mr. Waldeck	$600,000	12,487
Ms. Krueger	$300,000	6,244

The PRSU values, as set forth in this table, were determined using an estimate of the 30-day average value of Kontoor’s common stock prior to the relevant grant date, which reflects the manner in which these awards were considered by the Committee when calculating the number of PRSUs granted to each of our NEOs. This method differs from the grant date fair value, as determined for accounting purposes, which is the method used for purposes of reflecting the value of PRSUs in the Stock Awards column of the Summary Compensation Table on page 41 and the Grant Date Fair Value of Stock and Option Awards column of the Grants of Plan-Based Awards Table on page 44.

Fiscal Year 2021 Performance-Based RSU Awards Earned

The only PRSUs for which final payouts can be calculated are the PRSUs granted in fiscal 2019 and the Launch PRSUs, which were also granted in fiscal 2019. The Committee applied a TSR modifier covering the last two years of the 2019-2021 Kontoor performance period to the PRSUs granted in fiscal 2019 and the Launch PRSUs. Kontoor’s TSR for the December 29, 2019-January 1, 2022 period, as compared to the TSR generated by the Russell 3000 Index companies during such 24-month period, was between the median and the 75th percentile, resulting in no change to the final performance payout. Therefore, the Committee determined that the level of achievement for the PRSUs granted in fiscal 2019 and the Launch PRSUs was 125%, determined by averaging the achievement of the PRSU goals for fiscal 2019 (100%), 2020 (75%) and 2021 (200%).

Restricted Stock Units (40% of Annual LTI Awards)

Executives are also awarded time-based restricted stock units (the “RSUs”) under the Stock Plan. The RSUs consist of awards of the right to receive stock as determined by the Committee at the end of a specified restricted period, subject generally to continued employment. Dividend equivalents shall be paid or credited on RSUs, but any such dividend equivalents shall be subject to the same risk of forfeiture, other restrictions and deferral of settlement, if applicable, as apply to the underlying RSUs. The RSUs vest ratably in annual installments over three years.

The 2021 RSU awards are set forth in the Grants of Plan-Based Awards table on page 44. The values attributable to RSUs, as set forth in this CD&A, were determined using an estimate of the 30-day average value of Kontoor’s common stock prior to the relevant grant date, which reflects the manner in which these awards were considered by the Committee when calculating the number of RSUs granted to each of our NEOs. This method differs from the grant date fair value, as determined for accounting purposes, which is the method used for purposes of reflecting the value of RSUs in the Stock Awards column of the Summary Compensation Table on page 41 and the Grant Date Fair Value of Stock and Option Awards column of the Grants of Plan-Based Awards Table on page 44.

Retention and Special Awards

Retention equity awards may be made by the Committee from time to time to attract or retain key executives and are designed to promote long-term employment with Kontoor. Awards of restricted stock or restricted stock units for retention purposes under the Stock Plan are not part of regular annual compensation and are not treated as part of total direct compensation as discussed above. No special awards were granted to the NEOs in 2021.

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Executive Compensation

Clawback Policy

The Committee has adopted a policy for the recovery of cash and equity incentive compensation from officers and certain other employees (these are generally referred to as “recoupment” or “clawback” policies). The policy provides that the Committee may require a covered employee to forfeit an equity-based incentive award or repay cash-based incentive compensation if Kontoor is required to prepare an accounting restatement as a result of the covered employee’s misconduct, if the covered employee engages in misconduct materially detrimental to Kontoor or if otherwise required by applicable laws, rules or regulations. The award agreements for performance-based restricted stock units, restricted stock units, restricted stock awards and options under the Stock Plan include provisions respecting such recovery, as does the MIC Plan.

Anti- Hedging and Anti-Pledging Policies

The Committee has adopted a policy prohibiting Kontoor directors, executive officers named in this Proxy Statement and certain other executives from engaging in transactions in derivative securities (including puts, calls, collars, forward contracts, equity swaps, exchange funds and the like) relating to Kontoor securities, transactions “hedging” the risk of ownership of Kontoor securities and short sales of Kontoor securities. In addition, these individuals are prohibited from holding Kontoor securities in margin accounts or pledging Kontoor securities as collateral for loans.

Changes for Fiscal 2022

Executive Compensation Program

3-Year PRSU Performance Measurement—The Committee intends to establish cumulative three-year performance goals for financial metrics for PRSU grants issued in 2022, in addition to three-year relative TSR performance measurement. In contrast, for PRSU grants issued in years prior to 2022, the Committee established three consecutive one-year performance periods for financial metric performance goals.

Industry-Focused Relative TSR Comparison for PRSUs—PRSU grants issued in 2022 are expected to have the same financial performance metrics as PRSUs issued in 2021 (i.e., operating cash flow and adjusted earnings per share). However, for the relative TSR component, rather than comparing Kontoor TSR to that of companies in the Russell 3000 Index over the relevant 36-month performance period, the relative TSR comparison group for PRSU grants issued in 2022 is expected to include only industry-relevant companies, and the composition of such comparison group is expected to be developed based on objective screening criteria.

Market Median Focused Pay Philosophy—The Committee refined our executive compensation philosophy to specifically note its intention for NEO target total direct compensation levels to approximate market median, for comparable roles, as described in more detail above.

NEO Target Pay Levels

During the first quarter of 2022, the Talent and Compensation Committee recommended to the independent members of our Board increased NEO target pay levels, as shown in the table below. These targets were unanimously approved, and after these increases target total direct compensation for each of our NEOs was positioned near Industry Group median – on average, 4% below median for comparable roles – aligned with our executive compensation philosophy.

Executive – Fiscal 2022	Base Salary (a)	Target Annual Cash Incentive (b)	Target Long-Term Incentive Award Grant Value (c)	Target Total Direct Compensation (TDC) (a) + (b) + (c)	Competitive Market Position

Mr. Baxter	$1,200,000	150% salary	$6,000,000	$9,000,000	Target TDC was positioned near median versus comparable roles/data among Industry Group; i.e., -4% vs. median, on average.
Mr. Welton	$650,000	75% salary	$1,275,000	$2,412,500
Mr. Waldron	$725,000	80% salary	$1,720,000	$3,025,000
Mr. Waldeck	$725,000	80% salary	$1,720,000	$3,025,000

Executive Compensation

Retirement and Other Benefits and Perquisites

The Committee believes that retirement and other benefits and perquisites are important components of competitive compensation packages necessary to attract and retain qualified, high caliber senior executives. The Committee intends to review the amounts of such benefits and perquisites periodically along with other compensation components. However, such benefits do not affect the decisions the Committee makes regarding other compensation components, which are generally structured to achieve Kontoor’s short-term and long-term financial, strategic and operational objectives.

Executive Perquisites

All executives reporting to the CEO, including our NEOs, are eligible for executive physical exams and financial counseling. The cost of such physical exams and/or financial counseling is imputed income to the executive, for which a tax gross-up is provided. The costs of financial counseling for each year are capped at $10,900 per executive, except for the first year that an executive participates in this perquisite which is capped at $13,450. The decision to offer this potential reimbursement was authorized by the Committee to support the physical and financial well-being of our NEOs. In addition, in 2021 the CEO was eligible for personal use of corporate aircraft, so long as the total aggregate cost of all trips did not exceed $100,000. For additional details, including associated amounts for each NEO, refer to footnotes relating to “All Other Compensation” included with the Summary Compensation Table starting on page 41.

401k Plan

During 2021, our NEOs were permitted to participate in the Kontoor Brands 401(k) Savings Plan (the “401k Plan”). The 401k Plan is a broad-based tax-qualified defined contribution plan available to most U.S.-based employees of Kontoor. Prior to the Spin-Off, the executives were eligible to participate in the VF Corporation Retirement Savings Plan.

Nonqualified Deferred Compensation

Kontoor’s U.S.-based senior executives, including the NEOs, are permitted to defer compensation and receive a limited amount of matching credits under the Kontoor Brands Executive Deferred Savings Plans. Each Kontoor NEO participates in the Kontoor Brands Executive Deferred Savings Plan II, while only Mr. Waldron participates in the Kontoor Brands Executive Deferred Savings Plan. These plans enable executives to save for retirement on a tax-deferred basis. Nonqualified deferred compensation is discussed in further detail under the caption “2021 Nonqualified Deferred Compensation.”

Pension Benefits

Kontoor does not maintain a defined benefit pension plan. However, prior to the Spin-Off, VF sponsored and maintained the VF Pension Plan (the “VF Pension Plan”), a tax-qualified defined benefit plan that covered most of VF’s U.S.-based employees who were employed by VF on or before December 31, 2004. The purpose of the VF Pension Plan is to provide retirement benefits for those employees who qualify for such benefits under the provisions of the VF Pension Plan. The VF Pension Plan was closed to new participants at the end of 2004. Effective December 31, 2018, the VF Pension Plan ceased to recognize any future service performance and any eligible compensation paid for purposes of calculating participant accrued benefits under the VF Pension Plan. As of January 1, 2022, Mr. Waldron was the only Kontoor NEO who participated in the VF Pension Plan, and none of the Company’s other NEOs has ever participated in the VF Pension Plan. As part of the Spin-Off, VF retained the assets and liabilities associated with the VF Pension Plan; Kontoor does not share any of the assets or liabilities of the VF Pension Plan. None of the NEOs continue to participate in the VF Pension Plan with respect to their service to Kontoor following the Spin-Off.

Supplemental Executive Retirement Plan

Kontoor has not adopted a defined benefit pension plan. However, prior to the Spin-Off, VF maintained a Supplemental Executive Retirement Plan (the “VF SERP”), which was an unfunded, nonqualified plan for eligible participants primarily designed to restore benefits lost under the VF Pension Plan due to the maximum legal limit of pension benefits imposed under the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Code. The VF SERP was closed to new participants at the end of 2004. Effective December 31, 2018, the VF SERP ceased to recognize any future service performance and any eligible compensation paid for purposes of calculating participant accrued benefits under the VF SERP. As of January 1, 2022, Mr. Waldron was the only Kontoor NEO who participated in the VF SERP, and none of the Company’s other NEOs has ever participated in the VF SERP.

Employee Benefits

Kontoor provides a number of benefit plans to all eligible employees, including the NEOs. These benefits include programs such as medical, dental, vision, life insurance and short- and long-term disability coverage and a merchandise discount on most Kontoor products. The NEOs are also eligible for financial counseling and an annual executive physical.

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Executive Compensation

Change-in-Control Agreements

Kontoor has entered into Change-in-Control Agreements (the “Agreements”) with certain Kontoor senior executives, including the NEOs, that provide the executives with certain severance benefits in the event their employment with Kontoor is terminated under certain circumstances, as defined in the Agreements, subsequent to a change in control of Kontoor (i.e., “double-trigger” terminations). The Agreements are designed to reinforce and encourage the continued attention and dedication of such executives to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of Kontoor. Kontoor believes that change-in-control arrangements are an important component of a competitive compensation package necessary to attract and retain qualified senior executives. The Agreements are described and quantified below in the “Potential Payments Upon Change in Control, Retirement or Termination of Employment” section.

Under the terms of the Agreements, the executives would also be entitled to supplemental benefits, such as accelerated rights to exercise stock options, accelerated lapse of restrictions on restricted stock, restricted stock units and performance-based restricted stock units and continued life, medical and dental insurance, for specified periods after termination. Upon a change in control of Kontoor, Kontoor also will pay all reasonable legal fees and related expenses incurred by the executive as a result of the termination of his or her employment or in obtaining or enforcing any right or benefit provided by the Agreements.

Tax and Accounting Implications

In designing our compensation and benefit programs, the Committee reviews and considers the accounting implications of its decisions, including the accounting treatment of awards paid to our executives.

Section 162(m) of the Code generally limits the deductibility by Kontoor for Federal income tax purposes of annual compensation in excess of $1 million paid to certain executive officers (generally, Kontoor’s chief executive officer and other NEOs). In the case of taxable years commencing before January 1, 2018, the statute exempted qualifying performance-based compensation from the deduction limit if certain requirements were met. Additionally, an exemption exists for certain grandfathered compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, that is not materially modified after that date and would have been deductible under Section 162(m) prior to its amendment in December 2017. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid to specified executives will not be deductible, subject to certain grandfathering rules. The Committee has and will continue to review on a periodic basis the effect of Section 162(m) and may use its judgement to authorize payments that are in excess of the deduction limit when it believes such payments are appropriate.

Executive Stock Ownership Guidelines

It is Kontoor’s policy to strongly encourage stock ownership by Kontoor senior management and directors. This policy closely aligns the interests of management with those of shareholders. Effective as of July 23, 2019, senior executives are subject to share ownership guidelines that require them to accumulate and then retain shares of Kontoor common stock having a market value ranging from one to six times annual base salary, depending upon the position. The Chief Executive Officer and the other currently serving named executive officers are required to accumulate Kontoor common stock having market values as follows:

Officer	Kontoor Common Stock Having a Market Value of
Chief Executive Officer	Six times annual base salary
Chief Financial Officer and Global Brand Presidents	Three times annual base salary

Once achieved, the ownership of the guideline amount should be maintained for as long as the executive is subject to the guideline. Future declines in stock price will not affect compliance with the policy so long as the number of shares held at the time the required ownership level was achieved does not change.

Credit will be given for direct holdings by the executive or his or her spouse or dependent child, joint holdings by the executive and his or her spouse and/or dependent child and the 401(k) plan. Additionally, credit will be given to shares held in individual brokerage accounts or other custodial accounts or in trust for the benefit of the executive or his or her spouse and/or dependent children. No credit will be given for shares subject to unexercised options or SARs (whether vested or unvested) or shares subject

Executive Compensation

to restricted stock, restricted stock units or similar awards that have not vested or been earned. Until a senior executive has met the targeted ownership level, he or she must retain shares equal to 50% of the after-exercise, after-tax value of all vested, earned or exercised equity awards settled in Kontoor common stock. Due to Kontoor’s recent inception and adoption of the ownership guidelines, as of January 1, 2022, all of the currently serving NEOs are in compliance with the retention requirements of the ownership guidelines and are making progress toward meeting their guideline ownership level targets for executive stock ownership.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Committee’s independent compensation consultant. Based on the foregoing review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and Kontoor’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022.

Kathleen Barclay, Chair

Robert Lynch(1)

Ashley Goldsmith(2)

(1)	Mr. Lynch was appointed to the Committee in March 2021.
(2)	Ms. Goldsmith was appointed to the Committee in February 2022.

40

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation of our named executive officers in fiscal 2021, 2020 and 2019. Compensation in this table and in following tables includes amounts received from VF in connection with the Spin-Off.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Scott H. Baxter President, Chief Executive Officer and Chair of the Board	2021 2020 2019	$1,075,770 917,308 825,481	$-0- -0- -0-	$5,682,517 3,948,701 3,063,453	$-0- -0- -0-	$2,970,000 1,250,000 656,250	$-0- -0- -0-	$251,583 106,005 153,467	$9,979,870 6,222,014 4,698,651
Rustin Welton Executive Vice President & Chief Financial Officer	2021 2020 2019	591,673 527,885 450,092	-0- -0- -0-	1,318,164 891,555 729,818	-0- -0- -0-	908,000 413,000 243,750	-0- -0- -0-	73,373 38,035 36,037	2,891,210 1,870,475 1,459,697
Thomas E. Waldron Executive Vice President & Global Brand President—Wrangler	2021 2020 2019	539,096 484,885 444,989	-0- -0- -0-	1,318,164 951,755 761,044	-0- -0- -0-	826,000 379,000 262,500	-0- -0- -0-	77,587 37,238 67,643	2,760,847 1,852,878 1,536,136
Christopher Waldeck Executive Vice President & Global Brand President—Lee	2021 2020 2019	539,097 480,693 423,931	-0- -0- 39,944	1,318,164 919,807 744,450	-0- -0- -0-	826,000 379,000 262,500	-0- -0- -0-	77,587 146,238 118,895	2,760,848 1,925,738 589,720
Laurel Krueger Former Executive Vice President, General Counsel & Corporate Secretary(7)	2021 2020 2019	323,290 472,645 462,212	-0- -0- 225,000	719,171 494,491 940,942	-0- -0- 49,233	-0- 315,000 250,000	-0- -0- -0-	47,884 40,560 96,164	1,090,345 1,322,696 2,023,551

1	Values in this column represent discretionary and/or sign-on bonuses provided by VF in 2019 to Mr. Waldeck and Ms. Krueger.

2

The amounts shown in this column reflect the aggregate grant date fair value of the stock awards (RSUs and PRSUs) computed in accordance with FASB ASC Topic 718. The Company made certain updates to the amounts included in this column in respect of fiscal 2019 and 2020 to reflect the grant date fair values of PRSUs, as determined in accordance with FASB ASC Topic 718. The valuation assumptions used are summarized in Note 16 to our audited financial statements included in our Annual Report on Form 10-K for the year ended January 1, 2022 (“Form 10-K”).

The grant date fair value of RSUs granted in 2021 is calculated using the closing price per share of Kontoor common stock on the date of grant ($48.74). The same methodology was also used to determine the grant date fair value of the RSUs granted in 2020 and 2019. The dollar amounts equal to the aggregate grant date fair value of RSUs granted in 2021 include for Mr. Baxter, $1,825,849 (37,461 RSUs that vest ratably in 2022, 2023 and 2024); for Mr. Welton, $405,761 (8,325 RSUs that vest ratably in 2022, 2023 and 2024); for Mr. Waldron, $405,761 (8,325 RSUs that vest ratably in 2022, 2023 and 2024); for Mr. Waldeck, $405,761 (8,325 RSUs that vest ratably in 2022, 2023 and 2024); and for Ms. Krueger, $202,905 (4,163 RSUs that vest ratably in 2022, 2023 and 2024). Dividend equivalents accrue on these RSUs subject to the same vesting requirements as apply to the RSUs.

Awards of our PRSUs under the MTIP are subject to three-year performance cycles, each of which consists of three consecutive one-year periods. The financial performance goals for each one-year period are established by the Committee on an annual basis. The result is that each PRSU award is considered to have three separate grant dates for accounting purposes, corresponding to the Committee’s establishment of the financial performance goals for each of the three one-year periods. In the case of the first year of the performance cycle, the grant date for accounting purposes is the actual date of grant of the PRSUs, and in the case of the second and third years of the performance cycle, the grant date for accounting purposes is the date on which the Committee establishes the financial performance goals for such year. To determine the grant date fair value attributable to the financial performance component of the PRSUs, one-third of the target number of shares of Kontoor common stock subject to the PRSUs (based on the assumption that target performance represents the probable outcome as of such grant date) is multiplied by the closing price of Kontoor common stock on each grant date for accounting purposes. With respect to 2021, in the case of the 2021-2023 cycle, the relevant closing price was on April 1, 2021 ($48.74), which was the grant date for such cycle, and in the case of the other cycles, the relevant closing price on March 15, 2021 ($52.64), which was the date Committee established the financial performance goals in respect of such cycles. The PRSUs are also subject to a relative total shareholder return modifier covering the full three-year performance cycle, which may increase or decrease actual payouts under the PRSUs by plus or minus 25%. As a result, actual payouts may range from 0 to 225% of the targeted award. The grant date fair value of the PRSUs attributable to the relative total shareholder return component is based on a Monte Carlo valuation as of the actual date of grant. Dividend equivalents are earned on PRSUs subject to the same performance-based vesting requirements as apply to PRSUs. The dollar amounts equal to the aggregate grant date fair value of PRSUs granted for accounting purposes in 2021 include:

•

for Mr. Baxter, $3,856,668 (consisting of $912,900 attributable to Year 1 of 3 of the 2021-2023 cycle; $1,116,284 attributable to Year 2 of 3 of the 2020-2022 cycle; $752,752 attributable to Year 3 of 3 of the 2019-2021 cycle; $752,752 attributable to Year 3 of 3 of the Launch PRSU cycle; and $321,980 attributable to relative total shareholder return for the 2021-2023 cycle);

•

for Mr. Welton, $912,404 (consisting of $202,856 attributable to Year 1 of 3 of the 2021-2023 cycle; $261,621 attributable to Year 2 of 3 of the 2020-2022 cycle; $188,188 attributable to Year 3 of 3 of the 2019-2021 cycle; $188,188 attributable to Year 3 of 3 of the Launch PRSU cycle; and $71,551 attributable to relative total shareholder return for the 2021-2023 cycle);

Executive Compensation

•

for Mr. Waldron, $912,404 (consisting of $202,856 attributable to Year 1 of 3 of the 2021-2023 cycle; $261,621 attributable to Year 2 of 3 of the 2020-2022 cycle; $188,188 attributable to Year 3 of 3 of the 2019-2021 cycle; $188,188 attributable to Year 3 of 3 of the Launch PRSU cycle; and $71,551 attributable to relative total shareholder return for the 2021-2023 cycle);

•

for Mr. Waldeck, $912,404 (consisting of $202,856 attributable to Year 1 of 3 of the 2021-2023 cycle; $261,621 attributable to Year 2 of 3 of the 2020-2022 cycle; $188,188 attributable to Year 3 of 3 of the 2019-2021 cycle; $188,188 attributable to Year 3 of 3 of the Launch PRSU cycle; and $71,551 attributable to relative total shareholder return for the 2021-2023 cycle); and

•

for Ms. Krueger, $516,267 (consisting of $101,428 attributable to Year 1 of 3 of the 2021-2023 cycle; $139,549 attributable to Year 2 of 3 of the 2020-2022 cycle; $119,756 attributable to Year 3 of 3 of the 2019-2021 cycle; $119,756 attributable to Year 3 of 3 of the Launch PRSU cycle; and $35,778 attributable to relative total shareholder return for the 2021-2023 cycle).

Assuming achievement of the financial performance goals at the maximum level, the grant date fair value of such PRSU awards would have been as follows: Mr. Baxter, $7,391,356; Mr. Welton, $1,753,256; Mr. Waldron, $1,753,256; Mr. Waldeck, $1,753,256; and Ms. Krueger, $996,755 (these amounts include the relative total shareholder return portion of grant date fair value, but that portion of fair value is not based on an assumed probable level of performance so does not change when fair value is shown assuming maximum performance). The grant date has not yet been established in respect of Year 2 of 3 and Year 3 of 3 of the 2021-2023 cycle or Year 3 of 3 of the 2020-2022 cycle and, therefore, no grant date fair value in respect of such periods is reflected in the table above.

The dollar amounts equal to the aggregate grant date fair value of PRSUs granted for accounting purposes in 2020, including charges in respect of the modification of the fiscal 2020 tranche of the PRSUs approved by the Committee in December 2020, as described in the Compensation Discussion and Analysis of our 2021 Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 9, 2021, include:

•

for Mr. Baxter, $3,290,875 (consisting of $328,905 attributable to Year 1 of 3 of the 2020-2022 cycle; consisting of $395,681 attributable to Year 2 of 3 of the 2019-2021 cycle; consisting of $395,681 attributable to Year 2 of 3 of the Launch PRSU cycle; $0.00 attributable to relative total shareholder return for the 2020-2022 cycle; $260,819 attributable to Year 2 of 2 in respect of PRSUs issued in connection with the Spin-Off that replaced performance-based restricted stock units granted by VF that were forfeited in connection with the Spin-Off (the “Replacement PRSUs”); and $1,909,789 incurred in connection with the modification of such awards in 2020);

•

for Mr. Welton, $737,370 (consisting of $77,085 attributable to Year 1 of 3 of the 2020-2022 cycle; consisting of $98,920 attributable to Year 2 of 3 of the 2019-2021 cycle; consisting of $98,920 attributable to Year 2 of 3 of the Launch PRSU cycle; $0.00 attributable to relative total shareholder return for the 2020-2022 cycle; $33,098 attributable to Year 2 of 2 of the Replacement PRSUs; and $429,347 incurred in connection with the modification of such awards in 2020);

•

for Mr. Waldron, $797,570 (consisting of $77,085 attributable to Year 1 of 3 of the 2020-2022 cycle; consisting of $98,920 attributable to Year 2 of 3 of the 2019-2021 cycle; consisting of $98,920 attributable to Year 2 of 3 of the Launch PRSU cycle; $0.00 attributable to relative total shareholder return for the 2020-2022 cycle; $60,901 attributable to Year 2 of 2 of the Replacement PRSUs; and $461,744 incurred in connection with the modification of such awards in 2020);

•

for Mr. Waldeck, $765,622 (consisting of $77,085 attributable to Year 1 of 3 of the 2020-2022 cycle; consisting of $98,920 attributable to Year 2 of 3 of the 2019-2021 cycle; consisting of $98,920 attributable to Year 2 of 3 of the Launch PRSU cycle; $0.00 attributable to relative total shareholder return for the 2020-2022 cycle; $46,146 attributable to Year 2 of 2 of the Replacement PRSUs; and $444,551 incurred in connection with the modification of such awards in 2020); and

•

for Ms. Krueger, $412,256 (consisting of $41,117 attributable to Year 1 of 3 of the 2020-2022 cycle; consisting of $62,949 attributable to Year 2 of 3 of the 2019-2021 cycle; consisting of $62,949 attributable to Year 2 of 3 of the Launch PRSU cycle; $0.00 attributable to relative total shareholder return for the 2020-2022 cycle; $0.00 attributable to Year 2 of 2 of the Replacement PRSUs; and $245,241 incurred in connection with the modification of such awards in 2020)

The dollar amounts equal to the aggregate grant date fair value of PRSUs granted for accounting purposes in 2019 include:

•

for Mr. Baxter, $1,215,893 (consisting of $461,890 attributable to Year 1 of 3 of the 2019-2021 cycle; $461,890 attributable to Year 1 of 3 of the Launch PRSU cycle; $0.00 attributable to relative total shareholder return for the 2019-2021 and Launch cycles; and $292,113 attributable to Year 1 of 2 of the Replacement PRSUs);

•

for Mr. Welton, $267,929 (consisting of $115,473 attributable to Year 1 of 3 of the 2019-2021 cycle; $115,473 attributable to Year 1 of 3 of the Launch PRSU cycle; $0.00 attributable to relative total shareholder return for the 2019-2021 and Launch cycles; and $36,983 attributable to Year 1 of 2 of the Replacement PRSUs);

•

for Mr. Waldron, $299,115 (consisting of $115,473 attributable to Year 1 of 3 of the 2019-2021 cycle; $115,473 attributable to Year 1 of 3 of the Launch PRSU cycle; $0.00 attributable to relative total shareholder return for the 2019-2021 and Launch cycles; and $68,169 attributable to Year 1 of 2 of the Replacement PRSUs);

•

for Mr. Waldeck, $282,561 (consisting of $115,473 attributable to Year 1 of 3 of the 2019-2021 cycle; $115,473 attributable to Year 1 of 3 of the Launch PRSU cycle; $0.00 attributable to relative total shareholder return for the 2019-2021 and Launch cycles; and $51,615 attributable to Year 1 of 2 of the Replacement PRSUs); and

•

for Ms. Krueger, $146,966 (consisting of $73,483 attributable to Year 1 of 3 of the 2019-2021 cycle; $73,483 attributable to Year 1 of 3 of the Launch PRSU cycle; $0.00 attributable to relative total shareholder return for the 2019-2021 and Launch cycles; and $0.00 attributable to Year 1 of 2 of the Replacement PRSUs).

For a discussion of the performance goals applicable to the PRSU awards, as well as vesting, forfeiture and other terms applicable to the PRSU and RSU awards, see “Compensation Discussion and Analysis” on pages 34-36. Ms. Krueger’s stock awards were forfeited as a result of her resignation from the Company on August 27, 2021.

3

Options granted by VF in 2019 are shown on an as converted basis. Options to purchase shares of VF common stock were granted in 2019 under VF’s 1996 Stock Compensation Plan (the “VF Stock Plan”). The terms of options are described in footnote 2 to the Outstanding Equity Awards at Fiscal Year End 2019 Table. The values of the option awards in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and were estimated using a lattice option-pricing model, which incorporates a range of assumptions for inputs between the grant date of the option and date of expiration. The valuation assumptions used and the resulting weighted average value of such stock options are summarized in Note 16 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 28, 2019.

4

The amounts in this column for 2021 represent cash awards earned under the Kontoor Management Incentive Compensation Plan (the “MIC Plan”). The MIC Plan payments for 2021 are expected to be made on or about March 11, 2022. For 2019, cash awards earned under the MIC Plan, other than for Ms. Krueger, were pro-rated from the date of the Spin-Off, with that portion of the award related to the pre Spin-Off period reimbursed to Kontoor by VF and paid in accordance with the VF MIC Plan.

5	Kontoor does not maintain a defined benefit pension or actuarial pension plan and therefore no amounts are reported in 2021, 2020 and 2019.

6

The amounts for 2021 include matching contributions under the Kontoor Executive Deferred Savings Plan II (the “EDSP II”) as follows: Mr. Baxter, $117,762; Mr. Welton, $40,469; Mr. Waldron, $36,137; Mr. Waldeck, $36,137; and Ms. Krueger, $20,629. This amount also includes $17,400 in matching contributions under the 401(k) Plan for each named executive officer. For Mr. Baxter, this amount also includes the following: (1) $3,616 for an annual physical (which includes a tax gross up thereon in the amount of $1,616); (2) $19,704 for financial planning services (which includes a tax gross up thereon in the amount of $8,804); and (3)

42

Executive Compensation

$93,102 related to aircraft usage. For Mr. Welton, this amount also includes $15,504 for financial planning services (which includes a tax gross up thereon in the amount of $4,604). For Mr. Waldron, this amount also includes (1) $4,340 for an annual physical (which includes a tax gross up thereon in the amount of $1,940); and (2) $19,710 for financial planning services (which includes a tax gross up thereon in the amount of $8,810. For Mr. Waldeck, this amount includes the following: (1) $4,340 for an annual physical (which includes a tax gross up thereon in the amount of $1,940); and (2) $19,710 for financial planning services (which includes a tax gross up thereon in the amount of $8,810. For Ms. Krueger, this amount includes $9,855 for financial planning services (which includes a tax gross up thereon in the amount of $4,405).

7	Ms. Krueger resigned from the Company effective August 27, 2021.

Executive Compensation

2021 Grants of Plan-Based Awards

Name	Grant Date(1)	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Scott H. Baxter	3/10/2021	3/10/2021	$742,500	$1,485,000	$2,970,000
	4/1/2021	3/10/2021				28,096	56,192	126,432				$1,234,880(4)
	4/1/2021	3/10/2021							37,461			1,825,849(5)
Rustin Welton	3/10/2021	3/10/2021	227,000	454,000	908,000
	4/1/2021	3/10/2021				6,244	12,487	28,096				274,406(4)
	4/1/2021	3/10/2021							8,325			405,761(5)
Thomas E. Waldron	3/10/2021	3/10/2021	206,500	413,000	826,000
	4/1/2021	3/10/2021				6,244	12,487	28,096				274,406(4)
	4/1/2021	3/10/2021							8,325			405,761(5)
Christopher Waldeck	3/10/2021	3/10/2021	206,500	413,000	826,000
	4/1/2021	3/10/2021				6,244	12,487	28,096				274,406(4)
	4/1/2021	3/10/2021							8,325			405,761(5)
Laurel Krueger(6)	3/10/2021	3/10/2021	162,500	325,000	650,000
	4/1/2021	3/10/2021				3,122	6,244	14,049				137,206(4)
	4/1/2021	3/10/2021							4,163			202,905(5)

1	All equity awards are granted under the Stock Plan.

2

The amounts in these columns represent the threshold, target and maximum annual incentive awards under the MIC Plan, as described above in the “Compensation Discussion and Analysis” on pages 32-34. Depending upon the level of achievement of each of the specified performance goals, annual cash awards could range from 0% to 200% of the targeted incentive opportunity for each MIC Plan participant.

3

The amounts in these columns represent the threshold, target and maximum PRSU awards under the MTIP for the three-year performance cycle January 3, 2021—December 30, 2023. Depending on the average level of achievement of certain performance goals during the three years of the performance cycle, payouts of awards could range up to a maximum of 200% of the target award, and potentially plus or minus an additional 25% of the target award depending on Kontoor’s TSR as compared to the TSR of Russell 3000 Index companies over the performance cycle. Awards are shown at a target payout level of 100% in the table above. For a discussion of the performance goals applicable to the MTIP awards, as well as vesting, forfeiture and other terms, see “Compensation Discussion and Analysis” on pages 34-36.

4

In March 2021, the Talent and Compensation Committee approved the following PRSU awards for the three-year performance cycle January 3, 2021—December 30, 2023: Mr. Baxter 56,192 PRSUs; Mr. Welton 12,487 PRSUs; Mr. Waldron 12,487 PRSUs; Mr. Waldeck 12,487 PRSUs; and Ms. Krueger 6,244 PRSUs. The grant date fair value attributable to Year 1 of 3 of the financial performance goals applicable to these awards and the relative total shareholder return component of these awards is set forth in the table above. The methodology to determine grant date fair value is described in Footnote 2 of the Summary Compensation Table. Furthermore, as reflected in Footnote 2 to the Summary Compensation Table, the grant date has not yet been established in respect of Year 2 of 3 and Year 3 of 3 for these awards and, therefore, no grant date fair value in respect of such periods is reflected in the table above.

5

In March 2021, the Talent and Compensation Committee approved the following RSU awards that each vest ratably in 2022, 2023 and 2024: Mr. Baxter 37,461 RSUs; Mr. Welton 8,325 RSUs; Mr. Waldron 8,325 RSUs; Mr. Waldeck 8,325 RSUs; and Ms. Krueger 4,163 RSUs. The grant date of these awards was April 1, 2021. The aggregate fair value of the RSUs was computed in accordance with FASB ASC Topic 718 and was calculated by multiplying the closing price of Kontoor common stock on the date of grant ($48.74) by the number of RSUs granted. See footnote 2 to the Summary Compensation Table. The assumptions used are summarized in Note 16 to our audited financial statements included in our Form 10-K.

6	Ms. Krueger’s plan-based awards granted in 2021 were forfeited as a result of her resignation from the Company effective August 27, 2021.

44

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End 2021

Following Ms. Krueger’s resignation from the Company effective August 27, 2021, all of her unvested equity awards were forfeited and all of her vested, unexercised options expired in accordance with the terms of the Stock Plan and applicable award agreement.

	Grant Date	Option Awards(1)(2)			Stock Awards(1)
		Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Scott H. Baxter	2/18/2015	114,966	$31.07	2/17/2025
	2/23/2016	135,424	25.27	2/22/2026
	2/22/2017	184,403	22.04	2/21/2027
	2/21/2018	119,160	30.84	2/20/2028
	2/21/2018				3,428	(6)	175,665
	8/13/2019				10,436	(7)	534,869
	8/13/2019				10,436	(8)	534,869
	4/1/2020				29,460	(9)	1,509,847
	4/1/2021				38,374	(10)	1,966,647
	8/13/2019				57,900	(11)	2,967,371
	8/13/2019				57,900	(12)	2,967,371
	4/1/2020							127,238(13)	6,520,948
	4/1/2021							112,384(14)	5,759,680
Rustin Welton	2/18/2015	16,180	31.07	2/17/2025
	2/23/2016	19,060	25.27	2/22/2026
	2/22/2017	23,358	22.04	2/21/2027
	2/21/2018	15,094	30.84	2/20/2028
	2/21/2018				435	(6)	22,291
	8/13/2019				2,609	(7)	133,703
	8/13/2019				2,609	(8)	133,703
	4/1/2020				6,905	(9)	353,873
	4/1/2021				8,528	(10)	437,050
	8/13/2019				14,475	(11)	741,860
	8/13/2019				14,475	(12)	741,860
	4/1/2020							29,822(13)	1,528,378
	4/1/2021							24,974(14)	1,279,918

Executive Compensation

	Grant Date	Option Awards(1)(2)			Stock Awards(1)
		Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Thomas E. Waldron	2/18/2015	22,569	31.07	2/17/2025
	2/23/2016	8,860	25.27	2/22/2026
	2/22/2017	14,342	22.04	2/21/2027
	2/21/2018	27,804	30.84	2/20/2028
	2/21/2018				799	(6)	40,937
	8/13/2019				2,609	(7)	133,703
	8/13/2019				2,609	(8)	133,703
	4/1/2020				6,905	(9)	353,873
	4/1/2021				8,528	(10)	437,050
	8/13/2019				14,475	(11)	741,860
	8/13/2019				14,475	(12)	741,860
	4/1/2020							29,822(13)	1,528,378
	4/1/2021							24,974(14)	1,279,918
Christopher Waldeck	7/26/2017	20,442	25.01	7/25/2027
	2/21/2018	21,053	30.84	2/20/2028
	2/21/2018				605	(6)	30,983
	8/13/2019				2,609	(7)	133,703
	8/13/2019				2,609	(8)	133,703
	4/1/2020				6,905	(9)	353,873
	4/1/2021				8,528	(10)	437,050
	8/13/2019				14,475	(11)	741,860
	8/13/2019				14,475	(12)	741,860
	4/1/2020							29,822(13)	1,528,378
	4/1/2021							24,974(14)	1,279,918

1	Awards granted prior to the Spin-Off are shown on an as converted to Kontoor basis.

2

All options are non-qualified stock options awarded under the VF Stock Plan prior to the Spin-Off, which were converted to Kontoor options in the Spin-Off. Each option vests and becomes exercisable in 33 1⁄3% increments on the first, second and third anniversaries of the date of grant, subject to continued employment. Options generally become fully vested and exercisable upon the executive’s death or termination of the executive’s employment due to disability or in the event of certain terminations following a change in control of Kontoor. All options have a ten-year term but, in the event of certain terminations of the optionee’s employment, the options generally expire on an accelerated basis, as follows: 36 months after retirement, death or termination due to disability; at the end of the period severance payments are made (if any) in the case of involuntary termination; and at the time of any voluntary termination.

3

For all RSUs granted in 2018 or later and restricted stock awards, dividends are reinvested at the dividend payment date in additional shares that are subject to the same vesting and other restrictions as the original award. For all RSUs granted prior to 2018, dividend equivalents accumulate and are subject to the same vesting conditions as the underlying RSU. The amounts in this column include accumulated dividend equivalents and accrued dividends as of that date.

4

The market value of restricted awards reported in this column was computed by multiplying $51.25, the closing market price of Kontoor’s common stock at December 31, 2021, by the number of shares or units of stock awarded. For RSUs granted in 2018 or later and restricted stock awards, the amount also includes the value of accumulated dividend equivalents and accrued dividends as of that date.

5

As further discussed in Footnotes 13 and 14 below, the number of shares or units and values in these columns assume an achievement level at 200% of target. The final level of achievement for the awards in these columns may differ. The market value of PRSUs was calculated by multiplying 200% of the target number of PRSUs awarded (the number of shares in the chart is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares) by $51.25, the closing market price of Kontoor’s common stock at December 31, 2021. For a discussion of vesting, forfeiture and other terms applicable to the PRSUs, see the “Compensation Discussion and Analysis” on pages 34-36.

46

Executive Compensation

6

The number represents the number of RSUs that were awarded under the VF Stock Plan in 2018, which were converted into Kontoor RSUs in connection with the Spin-Off and include accumulated dividend equivalents as of the Spin-Off date, to the following named executive officers: Mr. Baxter 6,295 RSUs; Mr. Welton 795 RSUs; Mr. Waldron 1,462 RSUs; and Mr. Waldeck 1,107 RSUs. These RSUs vested 50% in 2020 and will vest 50% in 2022, provided the named executive officer remains an employee of Kontoor.

7

The number represents the number of RSUs that were awarded under the Stock Plan in 2019 to the following named executive officers: Mr. Baxter 28,600 RSUs; Mr. Welton 7,150 RSUs; Mr. Waldron 7,150 RSUs; Mr. Waldeck 7,150 RSUs; and Ms. Krueger 4,550 RSUs. RSUs vest ratably over three years and will fully vest in 2022, provided that the named executive officer remains an employee of Kontoor.

8

The number represents the number of RSUs that were awarded under the Stock Plan in 2019 in recognition of contributions related to the launch of the Spin-Off to the following named executive officers: Mr. Baxter 28,600 RSUs; Mr. Welton 7,150 RSUs; Mr. Waldron 7,150 RSUs; Mr. Waldeck 7,150 RSUs; and Ms. Krueger 4,550 RSUs. RSUs vest ratably over three years and will fully vest in 2022, provided that the named executive officer remains an employee of Kontoor.

9

The number represents the number of RSUs that were awarded under the Stock Plan in 2020 to the following named executive officers: Mr. Baxter 42,413 RSUs; Mr. Welton 9,941 RSUs; Mr. Waldron 9,941 RSUs; Mr. Waldeck 9,941 RSUs; and Ms. Krueger 5,302 RSUs. RSUs vest ratably over three years and will fully vest in 2023, provided that the named executive officer remains an employee of Kontoor.

10

The number represents the number of RSUs that were awarded under the Stock Plan in 2021 to the following named executive officers: Mr. Baxter 37,461 RSUs; Mr. Welton 8,325 RSUs; Mr. Waldron 8,325 RSUs; Mr. Waldeck 8,325 RSUs; and Ms. Krueger 4,163 RSUs. RSUs vest ratably over three years and will fully vest in 2024, provided that the named executive officer remains an employee of Kontoor.

11

The number represents the number of Kontoor PRSUs that were earned under the MTIP in 2019 for the three-year performance cycle ending January 1, 2022 based on achievement at 125% of target (rounded to the nearest whole number of shares), which was the actual level of achievement for the performance cycle, plus additional PRSUs representing the accumulated dividend equivalents accrued over the period from the grant date through January 1, 2022.

12

The number represents the number of Kontoor PRSUs that were earned pursuant to Kontoor PRSUs awarded in recognition of the launch of the Spin-Off under the MTIP in 2019 for the three-year performance cycle ending January 1, 2022 based on achievement at 125% of target (rounded to the nearest whole number of shares), which was the actual level of achievement for the performance cycle, plus additional PRSUs representing the accumulated dividend equivalents accrued over the period from the grant date through January 1, 2022.

13

The number represents the number of Kontoor PRSUs that were awarded under the MTIP in 2020 for the three-year performance cycle ending December 31, 2022 multiplied by achievement at a level of 200%of target (rounded to the nearest whole number of shares). Because the average of our performance in 2020 (75%) and 2021 (200%) exceeded the target (100%) level, we have included PRSU awards in the table above based on the next highest payout level expressed as an integer (in this case, 200%). The amounts reflected above are not necessarily indicative of future payouts for the PRSUs, which are not now known, but will ultimately be determined based on our actual performance through the entire three-year performance cycle (and which may be higher or lower than the 200% payout level).

14

The number represents the number of Kontoor PRSUs that were awarded under the MTIP in 2021 for the three-year performance cycle ending December 30, 2023 multiplied by achievement at a level of 200% of target (rounded to the nearest whole number of shares). Because our 2021 performance (200%) exceeded the target (100%) level, we have included PRSU awards in the table above based on the next highest payout level expressed as an integer (in this case, 200%). The amounts reflected above are not necessarily indicative of future payouts for the PRSUs, which are not now known but will ultimately be determined based on our actual performance through the entire three-year performance cycle (and which may be higher or lower than the 200% payout level).

Restricted Stock Awards.

In connection with the Spin-Off, all VF restricted stock awards (“RSAs”) held by Kontoor’s executives were converted into RSAs of Kontoor (the “Replacement RSAs”). The Replacement RSAs are generally subject to the same terms and conditions (including vesting) as applicable to the corresponding VF RSAs immediately prior to the Spin-Off, with equitable adjustments being made to the number of shares of Kontoor common stock subject to the award. The Replacement RSAs generally have four-year cliff vesting, subject to continued employment. Dividends will be paid on RSAs, with any cash amounts reinvested in additional shares of Kontoor common stock. Dividends are subject to the same forfeiture conditions as the underlying RSAs. For additional information on vesting upon specified termination events or a change in control, see “Potential Payments Upon Change in Control, Retirement or Termination of Employment.”

Stock Options.

In connection with the Spin-Off, all VF options held by Kontoor executives were converted into options of Kontoor (the “Replacement Options”). The Replacement Options are generally subject to the same terms and conditions (including vesting) as applicable to the corresponding VF option immediately prior to the Spin-Off, with equitable adjustments being made to the number of shares of Kontoor common stock subject to the option and exercise price. The Replacement Options are non-qualified stock options granted under the Stock Plan that vest ratably over three years. For additional information on vesting upon specified termination events or a change in control, see “Potential Payments Upon Change in Control, Retirement or Termination of Employment.”

Executive Compensation

2021 Option Exercises and Stock Vested

The following table provides information for our NEOs regarding stock option exercises and stock award vesting during fiscal 2021.

	Option Awards(1)		Stock Awards(1)(2)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott H. Baxter	-0-	-0-	67,843	$3,554,825
Rustin Welton	-0-	-0-	10,171	558,850
Thomas E. Waldron	-0-	-0-	36,186	1,843,004
Christopher Waldeck	-0-	-0-	30,995	1,862,548
Laurel Krueger	4,262	127,525	12,872	635,831

1

The options and stock awards listed include awards that were exercised and/or vested in 2021. The awards include grants by VF prior to the Spin-Off. To the extent a VF award was converted into a Kontoor award, it is presented above on an as converted basis and reflects application of the Spin-Off conversion ratio of 2.425563. See the “Compensation Discussion and Analysis” on pages 34-36 for a discussion of the treatment of VF awards in the Spin-Off.

2

These columns report the number and value of vested RSA and RSU awards, including accrued dividends and dividend equivalents. The aggregate dollar amount reported as vested was computed by multiplying the number of RSAs or RSUs by the fair market value of the underlying shares on the vesting date (the number of shares in the chart is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares). No amounts reported in these columns were deferred by the executive officers. The fair market value is defined under the Stock Plan to be the average of the high and low price of Kontoor common stock on the applicable date.

2021 Nonqualified Deferred Compensation

Kontoor provides its senior executives, including our NEOs, with the opportunity to defer compensation under the Kontoor Brands Executive Deferred Savings Plan (the “EDSP”) and the EDSP II. While all of our NEOs participate in the EDSP II, only Mr. Waldron participates in the EDSP. No NEO made any contributions to, and Kontoor did not make any contributions to, any account under the EDSP in 2021.

The terms of the EDSP II permit an eligible executive to defer into a hypothetical “account,” on a pre-tax basis, annual cash compensation in excess of the IRS annual compensation limit for 401k contributions (but not more than 50% of the executive’s annual salary and 75% of the executive’s annual cash incentive payment). A participating executive’s account is also credited with matching credits equal to 100% on the first 6% of annual compensation deferred by the executive for the year. Earnings below the IRS annual compensation limit are eligible for contributions to the 401k Plan. The 401k Plan is a broad-based tax-qualified defined contribution plan for most U.S. employees of Kontoor. A participant is credited with matching contributions equal to 100% on the first 6% of the annual compensation contributed by the participant, up to the IRS annual compensation limit of $290,000.

Accounts deferred are payable in either a lump sum or in up to ten annual installments following termination of employment, as elected by the executive at the time of deferral. Prior to termination of employment, an executive may receive a distribution of the executive’s deferred account upon an unexpected financial hardship.

Accounts under the EDSP and EDSP II are credited with earnings and losses based on certain hypothetical investments selected by the executive. The hypothetical investment alternatives available to executives include various funds. Executives may change such hypothetical investment elections on a daily basis (although Kontoor generally restricts its senior officers from changing their hypothetical investment elections with respect to the Kontoor common stock fund).

48

Executive Compensation

The following table provides information with respect to each plan that provides for nonqualified deferred compensation in which our NEOs participate. For 2021, each of our NEOs participated in the EDSP II, and Mr. Waldron participated in the EDSP.

Name	Plan	Executive Contributions in Last FY ($)(1)	Kontoor Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at January 1, 2022 ($)(4)
Scott H. Baxter	EDSP II	$284,000	$117,762	$1,105,621	-0-	$8,669,117
Rustin Welton	EDSP II	222,219	40,469	188,768	-0-	1,263,013
Thomas E. Waldron	EDSP II	54,982	36,137	396,845	-0-	2,647,024
	EDSP	-0-	-0-	58,481	-0-	476,292
Christopher Waldeck	EDSP II	54,982	36,137	48,576	-0-	342,990
Laurel Krueger	EDSP II	39,417	20,629	17,276	-0-	147,131

1	Amounts reported in this column are included as salary and non-equity incentive compensation in the Summary Compensation Table. The type of compensation permitted to be deferred is cash compensation.

2

Amounts reported in this column are included as All Other Compensation in the Summary Compensation Table. The matching contribution for qualified executives is 100% on the first 6% of compensation deferred by the named executive officer under the EDSP II (for compensation in excess of the 401k contribution limit, which was $290,000 in 2021).

3

This column includes earnings and (losses) on deferred compensation balances. Such amounts are not “above-market” or “preferential” and therefore are not reported as compensation in the Summary Compensation Table.

4

This column reflects the aggregate of salary and non-equity incentive awards deferred by each named executive officer during his or her career with Kontoor (and VF prior to the Spin-Off) plus the aggregate amount of contributions by Kontoor (and VF prior to the Spin-Off) and the investment earnings thereon. Amounts deferred each year by the named executive officers have been reported in the Summary Compensation Table in the year earned.

Potential Payments Upon Change in Control, Retirement or Termination of Employment

The following section describes payments that would have been made to each of our NEOs and related benefits as a result of their termination of employment with Kontoor due to (i) a termination of service in the event of a change in control of Kontoor, (ii) the executive’s retirement, (iii) the executive’s death or disability; (iv) a termination by Kontoor without “cause,” (v) a termination by Kontoor with “cause,” or (vi) the executive’s resignation, assuming these events occurred on January 1, 2022.

The descriptions below do not include the following amounts that the executives also would have received in all termination scenarios:

(a)	the aggregate balance disclosed in the Nonqualified Deferred Compensation table above;

(b)

the value of the executive’s vested “in-the-money” unexercised stock options; the executive would be able to realize such value by exercise of the options prior to any termination, or during the exercise period that is available following termination unless the executive is terminated by Kontoor without “cause” with no severance, the executive resigns for a reason other than retirement or the executive is terminated by Kontoor with “cause”; or

(c)

in the case of death, disability, retirement or certain other scenarios in Kontoor’s discretion, the executive’s portion of the MIC Plan payment for the year ended January 1, 2022, as disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

Our NEOs do not have employment contracts with Kontoor; all of their potential payments outlined below are defined in benefit plan documents described in this Proxy Statement. As described below under “Payments Upon Retirement,” as a result of retirement, executives do not receive enhanced benefits other than under the terms of certain equity awards, pursuant to which an executive who retires would not forfeit his awards due to retirement.

Treatment of Equity Awards Upon Change in Control, Retirement or Termination of Employment

Performance-Based Restricted Stock Units. PRSUs are forfeitable upon an executive’s termination of employment prior to the end of a performance cycle, except for the following:

(i)	the award will be settled to the extent actually earned in the event of death or disability,

(ii)	the award will be settled to the extent actually earned in the event of retirement, provided that a year has passed between the grant date and retirement date,

Executive Compensation

(iii)

the award will be settled for that pro-rated portion that would have been actually earned in the event of a termination of the executive’s employment by Kontoor without cause prior to a change in control, with pro-ration based on the part of the performance period in which the executive remained employed plus any period during which salary-related severance payments are made, provided that a year has passed between the grant date and termination date, and

(iv)

the award will be settled using the average of the performance achieved for the completed year(s) in the performance cycle if greater than 100% (i.e., the performance required to earn at least target PRSUs) or, if such average is less than 100%, the average of the actual performance for the completed year(s) in such performance cycle, with years not yet complete being deemed to be 100% of target performance, in the event of a termination by Kontoor without cause or by the executive for good reason at or after a change of control of Kontoor. The executives’ Change in Control Agreements described below also provide for PRSUs becoming fully vested upon an executive’s qualifying termination of employment following a change in control of Kontoor.

Restricted Stock Units. RSUs are generally forfeitable upon an executive’s termination of employment to the extent not vested, except for the following:

(i)	the award will immediately vest in full, without proration, in the event of death or disability,

(ii)	the award will vest in full, without proration, at the stated vesting date(s), in the event of retirement, and

(iii)	a pro rata portion of the award will vest at the next stated vesting date upon termination by Kontoor without cause.

RSUs will be forfeited and terminate immediately upon an executive’s termination of employment for any reason if termination occurs prior to the first anniversary of the grant date. In accordance with the executives’ Change-in-Control Agreements described below, upon an executive’s qualifying termination of employment following a change in control of Kontoor, RSUs become fully vested.

Restricted Stock Awards. Replacement RSAs are generally forfeitable upon an executive’s termination of employment to the extent not vested, except that upon termination of employment due to death or disability, a pro rata portion of the Replacement RSAs vests as of the date of termination. In accordance with the executives’ Change-in-Control Agreements described below, upon an executive’s qualifying termination of employment following a change in control of Kontoor, the Replacement RSAs fully vest. Dividends are subject to the same forfeiture conditions as the underlying RSAs.

Stock Options. Replacement Options are exercisable only so long as the option holder remains an employee of Kontoor or its subsidiaries, except that, subject to earlier expiration of the option term, and to the specific terms and conditions contained in the Stock Plan, options generally remain exercisable for the period severance payments are made (if any) in the case of involuntary termination of employment and for 36 months after death, retirement or termination of employment due to disability. These options are generally forfeitable upon executive’s termination of employment to the extent not vested, except that upon termination of employment due to death or disability, any unvested portion of the option will vest and become exercisable in full. Upon termination due to retirement, any portion of the option that would not have vested before the expiration of the 36-month exercise period following termination will be forfeited, and upon involuntary termination where severance is paid, any portion of the option that would not have vested before the expiration of the severance payment installments will be forfeited.

In addition, in accordance with the executives’ Change-in-Control Agreements described below, upon an executive’s qualifying termination of employment following a change in control of Kontoor, vesting of the options is accelerated and all of the options held by the executive become fully exercisable.

Potential Payments Upon a Change in Control of Kontoor

Kontoor has entered into Change-in-Control Agreements (the “Change-in-Control Agreements”) with each of the NEOs. The Change-in-Control Agreements provide severance benefits to each of the NEOs only if his or her employment is terminated by Kontoor without cause or for good reason by any of the NEOs within the 24-month period after a change in control of Kontoor. The Change-in-Control Agreements have a term of two years with automatic 12-month extensions. The Change-in-Control Agreements may be terminated by Kontoor, unless Kontoor has actual knowledge of an event or transaction that if consummated would constitute a change in control of Kontoor and, if a change in control has occurred, the Change-in-Control Agreements may not be terminated until two years after the change in control.

Generally, severance benefits payable to our NEOs include a lump-sum payment of an amount equal to 2.99 times the sum of the executive’s highest annual salary within the year preceding termination plus the highest amount of annual cash incentive awarded

50

Executive Compensation

to the executive during the three fiscal years prior to the date on which the executive’s employment is terminated following a change in control of Kontoor (but not less than the target annual cash incentive for the year of termination). Under the terms of the Change-in-Control Agreements, upon a qualifying termination, the executives would also be entitled to supplemental benefits, such as payment of a pro rata portion of non-equity incentive compensation, accelerated vesting of stock options, accelerated lapse of restrictions on RSUs and restricted stock, continued life, medical and dental insurance for specified periods after termination, entitlements under retirement plans and a lump-sum retirement related payment. In the case of PRSUs under the MTIP, the PRSUs would be deemed earned based on the actual performance achieved through the date of termination projected for the entire performance cycle (except if performance in completed years is below-target, the uncompleted years are projected at target), and such PRSUs would vest in full (without pro-ration).

The total payments to be made to an executive in the event of termination of employment upon a change in control of Kontoor potentially could exceed the level of “parachute payments” (as that term is defined in the Code) that would trigger the “golden parachute excise tax,” which could result in imposition of excise taxes on the executive and loss of tax deductibility for Kontoor. However, if the parachute payments exceed the maximum amount that could be paid to the executive without giving rise to an excise tax, then the parachute payments will be reduced to just below that amount which would trigger the excise tax if such reduction would result in the NEO receiving an equal or greater after-tax benefit than he or she would receive if the full separation benefits were paid.

The following table shows the payments to which each of our NEOs would be entitled in connection with their termination of employment by Kontoor without cause or by the executive for good reason following a change in control of Kontoor, assuming the triggering event occurred on January 1, 2022:

Name	Severance Amount ($)	Bonus ($)	Unvested RSU and PRSU Awards ($)	Unvested Stock Options ($)	Estimated Value of Benefit Continuation ($)	Total ($)
Scott H. Baxter	$8,276,500	$1,485,000	$20,899,472	$—	$62,195	$30,723,167
Rustin Welton	3,456,820	454,000	4,895,018	—	89,341	8,895,179
Thomas E. Waldron	3,156,710	413,000	4,913,664	—	61,132	8,544,506
Christopher Waldeck	3,156,710	413,000	4,903,710	—	89,047	8,562,467

Payments Upon Retirement

Mr. Baxter is our only NEO who was retirement eligible at January 1, 2022. Retirement would not result in any enhanced benefits, but under the terms of certain equity awards, an executive who is eligible for retirement would not forfeit his awards due to retirement. In the case of stock options, the options will continue to vest and become exercisable for thirty-six months following retirement (or the option’s termination date, if earlier). For RSUs (other than the Launch RSUs, which are pro-rata settled in connection with retirement), the awards will continue to vest following retirement at the stated vesting dates, without proration, so long as termination occurs on date that is more than one year following the grant date. Unvested restricted stock awards are generally forfeited upon retirement. Under the MTIP, upon a NEO’s retirement, the executive is entitled to settlement of the total number of PRSUs actually earned for the performance cycle.

At January 1, 2022, the estimated value of all unexercisable options, unvested RSUs, unvested PRSUs and unvested restricted stock, assuming Mr. Baxter had terminated employment due to retirement is as follows:

Name	Unvested RSU Awards ($)	Unvested PRSU Awards ($)1	Unvested Stock Options ($)	Total ($)
Scott H. Baxter	$2,646,034	$9,195,216	$0	$11,841,250

(1)

Under the MTIP, upon retirement at January 1, 2022, Mr. Baxter’s PRSUs earnable for the 2020-2022 cycle would not be forfeited but would remain fully subject to the performance requirements, so that the PRSUs would only be earned upon completion of the performance periods and only to the extent performance goals were actually achieved over the performance period. Therefore, the value shown is at target because actual values cannot be calculated until the conclusion of the performance cycle. Mr. Baxter’s PRSUs earnable for the 2021-2023 cycle would have been forfeited in the event that he had retired on January 1, 2022, because as of that date, they would not have been outstanding for at least one year following the grant date.

Executive Compensation

Payments Upon Termination Due to Death or Disability

Termination due to death or disability would not result in any enhanced benefits, but under the terms of certain equity awards, an executive who is eligible for retirement would not forfeit his awards due to death or disability terminations. To the extent one year has passed since the grant date, RSUs vest in full without proration upon termination due to death or disability and restricted stock will vest on a pro-rata basis. Under the MTIP, participants will receive the total number of PRSUs actually earned upon a termination for death or disability. Options generally fully vest upon termination due to death or disability and are exercisable for thirty-six months following such termination date. The following table shows the estimated value of all unvested restricted stock or RSUs, unvested PRSUs and unexercisable options on January 1, 2022, assuming the executive had terminated employment due to death or disability:

Name	Unvested RSU Awards ($)	Unvested PRSU Awards ($)1	Unvested Stock Options ($)	Total ($)
Scott H. Baxter	$2,755,250	$12,075,056	$0	$14,830,307
Rustin Welton	643,570	2,887,868	0	3,351,438
Thomas E. Waldron	662,216	2,887,868	0	3,550,084
Christopher Waldeck	652,262	2,887,868	0	3,540,130

(1)

Under the MTIP, upon death or disability, PRSUs earnable for the incomplete cycles (2020-2022 and 2021-2023) would not be forfeited but would remain fully subject to the performance requirements, so that PRSUs would only be earned upon completion of the performance periods and only to the extent performance goals were actually achieved over the performance period. Therefore, the value shown is at target because actual values cannot be calculated until the conclusion of the performance cycle.

Payments Upon Termination Without Cause

Under the MTIP, in the event of a termination by Kontoor without “cause” prior to a change in control, if the executive has been an active participant for at least 12 months in a performance cycle, the executive would be eligible to receive a pro rata portion of the total number of PRSUs based on actual performance for the full performance cycle, with pro-ration based on the part of the cycle in which the executive remained employed plus the period, if any, during which salary-related severance payments are made. To the extent one year has passed since the grant date, a prorated portion of Kontoor RSUs would also vest. The NEOs have no rights to severance pay in the event of a termination by Kontoor without “cause” prior to a change in control. Amounts that would be paid in respect of PRSUs and RSUs are as follows: Mr. Baxter, $9,195,216 (PRSUs) and $2,646,034 (RSUs); Mr. Welton, $1,943,383 (PRSUs) and $471,299 (RSUs); for Mr. Waldron, $1,943,383 (PRSUs) and $471,299 (RSUs); and Mr. Waldeck, $1,943,383 (PRSUs) and $471,299 (RSUs).

Payments Upon Termination for Cause or Resignation

In the event of a termination for “cause” or resignation not qualifying as retirement, each NEO would receive no additional compensation and any outstanding equity awards would be forfeited. In connection with her resignation from the Company effective August 27, 2021, Ms. Krueger received no additional compensation and forfeited her outstanding equity awards.

2021 CEO Pay Ratio

Kontoor is a global lifestyle apparel company focused on the design, manufacturing, sourcing, marketing and distribution of a portfolio of brands. Approximately 70% of our workforce is located in Latin America and Mexico, 20% is located in the U.S., and 10% is located in the Asia-Pacific Countries (APAC) and Europe, Middle East and Africa (EMEA) regions.

We had previously identified a “median employee” for disclosure in our 2021 proxy statement using the methodology set forth below. For purposes of determining our CEO pay ratio for fiscal 2021, our last completed fiscal year, SEC rules allow us to use the same median employee (or comparable employee) for three years as long as there has been no change in our employee population or employee compensation programs that we reasonably believe would result in a significant change to our CEO pay ratio disclosure. During the last completed fiscal year, we determined there has been no change in our employee population or employee compensation programs that would significantly impact our CEO pay ratio disclosure, and given that we have used the same median employee for this pay ratio calculation as we had used in the prior year.

As required by SEC rules, we are reporting the ratio of the annual total compensation of our CEO to the annual total compensation of our “median employee.” The latter is an estimate calculated consistent with SEC rules, based on our payroll and

52

Executive Compensation

employment records and the methodology described below. SEC rules allow a variety of methodologies and exclusions and permit reasonable estimates and assumptions. Kontoor has a large global workforce, with approximately 9,900 employees in Latin America and Mexico performing manufacturing and production based roles. For fiscal 2021, we selected the same median employee as fiscal 2020 – a full-time, Mexico-based production operator – whose fiscal 2021 annual total compensation was $5,102, calculated in accordance with the requirements of the Summary Compensation Table. Our CEO received $9,979,870 in compensation during the same period. Therefore, our CEO to Median Employee Pay Ratio is 1,956:1.

As previously disclosed, to identify our “median employee” in fiscal 2020, we used our active global employee population as of December 31, 2020, which had 14,070 full-time, part-time, temporary, and seasonal employees in 30 countries throughout the world. Of that population, 2,898 were U.S. employees and 11,172 were non-U.S. employees. No employees were excluded under the de minimis exemption.

For our consistently applied compensation measure, we used total cash compensation received – a combination of salary/overtime (paid on an hourly, weekly, biweekly or monthly basis) plus a variety of other cash-based incentive pay (including bonuses and other types of production based pay typical for their respective positions) received by the employees in our identified population. Given our multiple payroll systems and diverse global workforce, we measured compensation for our employees using the 9-month period ended September 30, 2020. In making this determination, we annualized the compensation of employees included in the calculation who were hired during the period, but who did not work for the company during the entire 9-months. Total cash compensation rates of employees paid in foreign currencies were converted into U.S. dollars using our standard monthly foreign exchange conversion rates for 2020. We did not make any cost-of-living adjustments.

We identified the “median employee” from our employee population by ranking our employees, excluding the CEO, high to low based on their total cash compensation earned over the measurement period and excluded employees at the median who had anomalous compensation characteristics.

2021 Equity Compensation Plan Information Table

The following table provides information as of January 1, 2022, regarding the number of shares of Kontoor common stock that may be issued under Kontoor’s equity compensation plans.

	(a)	(b)	(c)

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity compensation plans approved by shareholders	3,950,101	$26.52	4,652,338
Equity compensation plans not approved by shareholders	—	—	—
Total	3,950,101	$26.52	4,652,338

1

PRSUs assume maximum performance conditions will be satisfied (i.e., at 225% of target award for Launch, 2019, 2020 and 2021 PRSUs). Shares of restricted stock do not constitute “options, warrants or rights” and therefore are excluded from these columns. At January 1, 2022, a total of 2,052 unvested shares of restricted stock were outstanding.

2	Includes weighted average exercise price for stock options only.

3	Includes securities remaining available for future issuance under the 2019 Stock Compensation Plan.

Security Ownership of Certain Beneficial Owners and Management

Common Stock Beneficial Ownership of Certain Beneficial Owners

Set forth below are persons known by Kontoor to have voting power and/or dispositive power over more than 5% of Kontoor common stock, as well as certain other information, all as of February 15, 2022, except that information regarding the number of shares of Kontoor common stock beneficially owned by these shareholders (but not the calculation of the percentage of Kontoor common stock beneficially owned) is as of December 31, 2021, as indicated in the footnotes below. The percentage of Kontoor common stock beneficially owned is based on 56,235,662 shares outstanding as of February 15, 2022.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)(1)	Percent of Class

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10555	7,728,284	13.7%

The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	5,625,046	10.0%

PNC Bank N.A. and affiliates(4) 300 Fifth Avenue Pittsburgh, PA 15222	5,427,337	9.7%

Ameriprise Financial, Inc.(5) 145 Ameriprise Financial Center Minneapolis, MN 55474	2,927,128	5.2%

(1)

None of the shares in this column is known to be a share with respect to which any of the listed owners has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Exchange Act.

(2)

The information in the above table concerning BlackRock, Inc. (“BlackRock”) was obtained from a Schedule 13G/A filed with the SEC by BlackRock on January 27, 2022 reporting beneficial ownership at December 31, 2021. BlackRock reported having sole voting power over 7,642,606 shares and sole dispositive power over 7,728,284 shares.

(3)

The information in the above table concerning The Vanguard Group, Inc. (“Vanguard”) was obtained from a Schedule 13G/A filed with the SEC by Vanguard on February 10, 2022 reporting beneficial ownership at December 31, 2021. Vanguard reported having shared voting power over 97,877 shares, sole dispositive power over 5,484,323 shares, and shared dispositive power over 140,723 shares.

(4)

The information in the above table concerning PNC Bank, N.A. (“PNC Bank”) and affiliates was obtained from a Schedule 13G/A filed with the SEC by PNC Bank on February 11, 2022 reporting beneficial ownership at December 31, 2021. PNC Bank and affiliates held a total of 5,427,337 shares in various trust and agency accounts on December 31, 2021. As to all such shares, PNC Bank and its affiliates reported having sole voting power over 17,802 shares, shared voting power over 5,405,811 shares, sole dispositive power over 6,775 shares, and shared dispositive power over 5,416,820 shares. Of the total shares reported, 5,405,811 shares are held in the Barbey Family Trust accounts for which PNC Bank serves as co-trustee with Clarence Otis, Jr. and Juliana L. Chugg, who was a member of the Board through November 30, 2021. Because neither the individual trustees nor PNC Bank separately controls the decision-making of the trustees, the parties serving as trustees are not deemed to separately beneficially own the shares held in the Barbey Family Trust accounts and are not deemed to share voting or dispositive power over such shares under applicable SEC rules.

(5)

The information in the above table concerning Ameriprise Financial, Inc. (“Ameriprise”) was obtained from a Schedule 13G filed with the SEC by Ameriprise on February 14, 2022 reporting beneficial ownership at December 31, 2021. Ameriprise reported having shared voting power over 2,919,440 and shared dispositive power over 2,927,128 shares.

54

Security Ownership of Certain Beneficial Owners and Management

Common Stock Beneficial Ownership of Management

The following table reflects, as of February 15, 2022, the total beneficial ownership of Kontoor common stock of each director and nominee for director, each named executive officer, and all directors and executive officers as a group. Each named individual and all members of the group exercise sole voting and dispositive power with respect to the shares held by them, except as indicated in the footnotes. The address of all listed shareholders below is c/o Kontoor Brands, Inc., 400 N. Elm Street, Greensboro, North Carolina 27401. The percentage of Kontoor common stock beneficially owned is based on 56,235,662 shares outstanding as of February 15, 2022.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares) (1, 2)		Percent of Class

Non-employee Directors

Kathleen S. Barclay	11,536		*

Ashley Goldsmith(3)	0		*

Robert M. Lynch	3,411		*

Mark L. Schiller(4)	2,822		*

Robert K. Shearer	37,210		*

Shelley Stewart, Jr.	11,536		*

Named Executive Officers

Scott H. Baxter(5)	839,477	(6)	1.5%

Laurel Krueger(7)	0		*

Christopher Waldeck	102,494		*

Thomas E. Waldron	144,964		*

Rustin Welton	144,934		*

All Directors and Executive Officers as a group (11 persons)	1,298,384	(2)	2.3%

*	Represents less than 1.0%

(1)	Shares counted as beneficially owned do not include phantom shares accounted for in connection with the Kontoor Deferred Savings Plan for Non-Employee Directors because they are settled in cash.

(2)

Shares owned also include those that could be acquired upon exercise of the following number of stock options that are exercisable as of February 15, 2022, or within 60 days thereafter or upon settlement of RSUs vesting as of February 15, 2022, or within 60 days thereafter: Mr. Baxter, 553,953 options, 146,750 RSUs; Mr. Waldeck, 41,495 options, 35,850 RSUs; Mr. Waldron, 73,575 options, 36,044 RSUs; Mr. Welton, 73,692 options, 35,680 RSUs; all directors and officers as a group, 742,715 options, 274,201 RSUs.

(3)	Ms. Goldsmith was appointed as a director effective February 7, 2022.

(4)	Mr. Schiller was appointed as a director effective May 6, 2021.

(5)	Mr. Baxter is also a director.

(6)	Includes 380 shares held by Mr. Baxter’s son as to which he has shared voting power but no dispositive power.

(7)	Ms. Krueger resigned from the Company effective August 27, 2021.

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP has been Kontoor’s independent registered public accounting firm since the Spin-Off, including for purposes of performing an audit of the financial statements included in Kontoor’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022. On February 21, 2022, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP to serve as Kontoor’s independent registered public accounting firm and to perform the audit of Kontoor’s financial statements and internal control over financial reporting for the fiscal year ending December 31, 2022. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of PricewaterhouseCoopers LLP as Kontoor’s independent registered public accounting firm to our shareholders for ratification because we value our shareholders’ views on Kontoor’s independent registered public accounting firm. If shareholders do not ratify the appointment, the Audit Committee will investigate the reasons for the shareholders’ rejection and reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Kontoor and its shareholders.

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our financial statements for the fiscal years ended January 1, 2022 and January 2, 2021 and fees billed for other services rendered by PricewaterhouseCoopers LLP for those periods.

Type of Fees	2021	2020
Audit fees(1)	$4,312,500	$4,020,000
Audit-related fees(2)	$40,000	$765,000
Tax fees	$0	$0
Other fees(3)	$10,000	$5,950
Total:	$4,362,500	$4,790,950

(1)

Audit fees consisted of fees for the audit of our consolidated financial statements, for quarterly reviews of interim consolidated financial statements, and for services that are normally provided by the auditor in connection with statutory and regulatory filings and engagements.

(2)	Audit-related fees consisted primarily of controls risk assessment and sales certificates.

(3)	Other fees consisted of subscriptions to an online accounting research tool.

The Audit Committee considered whether providing the non-audit services shown in this table were compatible with maintaining PricewaterhouseCoopers LLP’s independence, and concluded that they were.

The Board requires that all audit-related services and all other permissible non-audit services provided by PricewaterhouseCoopers LLP are to be pre-approved by the Audit Committee. The pre-approval policies adopted by the Audit Committee provide that annual, recurring services that will be provided by Kontoor’s independent registered public accounting firm and related fees are presented to the Audit Committee for its consideration and advance approval. Criteria are established by the Audit Committee for its advance approval of specified categories of services and payment of fees to Kontoor’s independent registered public accounting firm for changes in scope of recurring services or additional nonrecurring services during the current year. On a quarterly basis, the Audit Committee is informed of each previously approved service performed by Kontoor’s independent registered public accounting firm and the related fees. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

56

Proposal No. 2 – Ratification of Appointment of Independent Registered  Public Accounting Firm

Report of the Audit Committee

The Audit Committee reports as follows with respect to the audit of Kontoor’s consolidated financial statements for the fiscal year ended January 1, 2022 (collectively, the “2021 Financial Statements”). At a meeting of the Audit Committee held on February 25, 2022, the Audit Committee (i) reviewed and discussed with management the 2021 Financial Statements; (ii) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission which include, among other items, matters related to the conduct of the audit of the 2021 Financial Statements; and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP their independence from Kontoor. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the 2021 Financial Statements as audited by PricewaterhouseCoopers LLP be included in Kontoor’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022 to be filed with the Securities and Exchange Commission.

The Audit Committee,

Robert Shearer, Chair

Mark L. Schiller

Shelley Stewart, Jr.

Proposal No. 3 Approval of Named Executive Officer Compensation on a Non-Binding Advisory Basis (“Say-on-Pay Vote”)

Our Board of Directors requests that shareholder approve the compensation of our Named Executive Officers (NEOs), pursuant to Section 14A of the Securities Act of 1934 (the “Exchange Act”), as disclosed in this proxy statement, which includes the Compensation Discussion and Analysis (CD&A), the Summary Compensation Table and the supporting tabular and narrative disclosure on executive compensation.

While this vote is advisory and not binding on the Company, the Board of Directors values shareholder opinion and will consider the outcome of the vote in determining our executive compensation programs.

At our 2020 Annual Meeting of Shareholders, our shareholders indicated a preference that the Say-on-Pay Vote occur on an annual basis. In accordance with this preference, we determined that we will include a Say-on-Pay Vote in our proxy materials for each annual meeting of shareholders until the next advisory vote on the frequency of future Say-on-Pay Votes. It is expected that the next shareholder vote on the frequency of Say-on-Pay Votes will occur at our 2026 Annual Meeting of Shareholders.

Our Board maintains a “pay for performance” philosophy that forms the foundation for Committee decisions regarding executive compensation. In addition, our executive compensation programs are designed to facilitate strong corporate governance, foster collaboration, and support our short- and long-term Company strategies and objectives.

The CD&A portion of this proxy statement contains a detailed description of our executive compensation philosophy and programs, the compensation decisions the Committee has made under those programs, and the factors considered in making those decisions, including 2021 Company performance and the alignment of pay outcomes with actual performance outcomes, focusing on the compensation of our NEOs. Our shareholders have affirmed their support of our executive pay programs through their ongoing support of our Say on Pay proposals. We believe we have created a compensation program deserving of shareholder support.

For these reasons, our Board is asking shareholders to approve, on a non-binding advisory basis, the following resolution:

“RESOLVED, that the compensation paid to the Named Executive Officers disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the supporting tabular and related narrative disclosure on executive compensation) is hereby APPROVED.”

While the results of the vote are non-binding and advisory in nature, the Talent and Compensation Committee and the Board intend to carefully consider the results of this vote. If there are a significant number of unfavorable votes, we will seek to understand the concerns that influenced the vote and address them in making future decisions affecting the executive compensation program.

Shareholders are urged to read the “Executive Compensation” section of this proxy statement, including the section entitled “Compensation Discussion & Analysis,” which describes our executive compensation philosophy and programs in greater detail, as well as compensation decisions made by the Talent and Compensation Committee with respect to the fiscal year ended January 1, 2022.

58

Additional Information

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of the Board, whose notice of meeting is attached to this Proxy Statement. Kontoor will bear the entire cost of this proxy solicitation. In addition to the use of mail, proxies may be solicited in person, by telephone or by email by directors, officers and other employees of Kontoor without additional compensation for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Kontoor has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies and to provide related advice and informational support. The anticipated cost to Kontoor of such services is not expected to exceed $7,500 in the aggregate.

Shareholder Proposals and Nominations for the 2023 Annual Meeting of Shareholders

Shareholders may nominate directors for election to the Board and make other proposals to be considered at the 2023 annual meeting of shareholders (the “2023 Annual Meeting”). In accordance with Kontoor’s Bylaws, notice of any director nominations for election to the Board at the 2023 Annual Meeting or any other proposal for consideration at the 2023 Annual Meeting must be in writing and delivered to, or mailed and received by, the Corporate Secretary (or Assistant Corporate Secretary) of Kontoor at 400 N. Elm Street, Greensboro, North Carolina 27401 no earlier than December 20, 2022 and no later than January 19, 2023. However, if the 2023 Annual Meeting is advanced more than 30 days prior to the first anniversary of the Annual Meeting, or delayed more than 70 days after the first anniversary of the Annual Meeting, then notice must be received by Kontoor no earlier than the 120th day prior to the 2023 Annual Meeting and no later than the later of 70 days prior to the date of the 2023 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made by Kontoor. Kontoor’s Bylaws also specify requirements relating to the content of the notice that shareholders must provide in order for a director nomination or other proposal to be properly brought before the 2023 Annual Meeting. Shareholder proposals submitted pursuant to SEC Rule 14a-8 must be received by the Corporate Secretary (or Assistant Corporate Secretary) of Kontoor at 400 N. Elm Street, Greensboro, North Carolina 27401 by November 8, 2022.

Householding

Under SEC rules, a single Notice or Annual Report and Proxy Statement may be sent to any household at which two or more Kontoor shareholders reside if they appear to be members of the same family. Each shareholder receiving physical copies of the proxy materials continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses for Kontoor. Registered shareholders wishing to receive a separate Annual Report or Proxy Statement in the future or registered shareholders sharing an address wishing to receive a single copy of the Annual Report or Proxy Statement in the future may contact the Company’s Transfer Agent: Computershare, Inc., P.O. Box 505000, Louisville, KY 40233; (800) 446-2617.

Brokers with accountholders who are Kontoor shareholders may be householding our proxy materials. As indicated in the Notice previously provided by these brokers to our shareholders, a single Notice or Annual Report and Proxy Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or Annual Report and Proxy Statement, please notify your broker so that separate copies may be delivered to you. Shareholders who currently receive multiple copies of the Notice or Annual Report and Proxy Statement at their address who would prefer to receive a single copy should contact their broker.

Additional Information

Other Matters

The Board is not aware of any matter that is intended to be brought before the Annual Meeting other than the matters described in this Proxy Statement and does not intend to bring any other matters before the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons named in the proxy card will be authorized to vote thereon on behalf of the shareholders in their discretion and intend to vote the same according to their best judgment.

WHETHER OR NOT YOU PLAN TO ATTEND THE LIVE WEBCAST OF THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING.

By Order of the Board of Directors

Miranda Stephani

Deputy General Counsel and Assistant Corporate Secretary

Dated: March 8, 2022

60

Appendix A

Reconciliation of Adjusted Financial Measures (Non-GAAP)

	Twelve Months Ended December
(In thousands, except for per share amounts)	2021	2020
Net revenues—as reported under GAAP	$2,475,916	$2,097,839
Cost of goods sold—as reported under GAAP	$1,368,190	$1,234,150
Restructuring & separation costs (a)	2,662	(467)

Adjusted cost of goods sold	$1,370,852	$1,233,683

Gross profit—as reported under GAAP	$1,107,726	$863,689
Restructuring & separation costs (a)	(2,662)	467

Adjusted gross profit	$1,105,064	$864,156

As a percentage of total net revenues	44.6%	41.2%
Selling, general and administrative expenses—as reported under GAAP	$824,747	$739,855
Restructuring & separation costs (a)	(71,820)	(105,088)

Adjusted selling, general and administrative expenses	$752,927	$634,767

Interest income—as reported under GAAP	$1,480	$1,608
Interest expense—as reported under GAAP	$(38,900)	$(49,992)
Financing costs (c)	4,655	—
Other adjustments (b)	(1,888)	(2,044)

Adjusted interest expense	$(36,133)	$(52,036)

Other expense, net—as reported under GAAP	$(959)	$(2,514)
Other adjustments (b)	1,888	2,044

Adjusted other income (expense), net	$929	$(470)

Diluted earnings per share—as reported under GAAP	$3.31	$1.17
Restructuring & separation costs (a)	0.92	1.44
Financing costs (c)	0.06	—

Adjusted diluted earnings per share	$4.28	$2.61

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis. These adjusted presentations are non-GAAP measures. Amounts herein may not recalculate due to the use of unrounded numbers.

Notes to Supplemental Financial Information - Reconciliation of Adjusted Financial Measures

Management uses the above non-GAAP financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP measures are useful in evaluating the business, this information should be considered supplemental in nature and should be viewed in addition to, and not as an alternate for, reported results under GAAP. In addition, these non-GAAP measures may be different from similarly titled measures used by other companies.

A- 1

(a)

During 2021, restructuring and separation costs primarily related to the Company’s global ERP system and information technology infrastructure build-out as well as strategic actions taken by the Company, including adjustments resulting from the Company’s decision to exit certain VF Outlet stores and transition our India business to a licensed model. During 2020, restructuring and separation costs primarily related to the Company’s global ERP system and information technology infrastructure build-out as well as strategic actions taken by the Company, including charges resulting from the Company’s decision to exit certain VF Outlet stores, transition the India business to a licensed model and respond to COVID-19. These costs were partially offset by the benefit of a $6.6 million gain on the sale of manufacturing assets during the third quarter of 2020. Total restructuring and separation costs resulted in a corresponding tax impact of $15.0 million and $22.2 million for the years ended December 2021 and December 2020, respectively.

(b)

Other adjustments have been made for the years ended December 2021 and December 2020 to remove the funding fees related to the accounts receivable sale arrangement, as they are treated as interest expense in the calculation of adjusted EBITDA for debt compliance purposes.

(c)

Financing costs relate to expenses incurred to amend the Company’s senior secured credit facility and to issue $400.0 million of senior notes. These adjustments had a corresponding tax impact of $1.1 million for the year ended December 2021.

A-2

2

KONTOORTM KONTOOR BRANDS, INC.
400 N. Elm Street
Greensboro, North Carolina 27401
www.kontoorbrands.com

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/KTB
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote

PHONE Call 1-866-390-5386
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions

MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

To attend the meeting online and/or participate you must register in advance at www.proxydocs.com/KTB.

Kontoor Brands, Inc.

Annual Meeting of Shareholders

For Shareholders as of record on February 15, 2022

TIME:	Tuesday, April 19, 2022 11:00 AM, Eastern Time
PLACE:	Annual Meeting to be held live via the internet -
please visit www.proxydocs.com/KTB for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Scott Baxter and Rustin Welton (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Kontoor Brands, Inc. (the “ Company”) which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

If you hold shares in any Employee Stock Purchase Plan, or 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by April 13th at 5:00 PM ET, or if no choice is specified, will be voted by an independent fiduciary.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Kontoor Brands, Inc.

Annual Meeting of Shareholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.	To elect three Class III directors and one Class I director for a term ending at the 2023 annual meeting of shareholders.
		FOR	AGAINST	ABSTAIN

	1.01 Scott Baxter	☐	☐	☐	FOR

	1.02 Robert Shearer	☐	☐	☐	FOR

	1.03 Mark Schiller	☐	☐	☐	FOR

	1.04 Ashley Goldsmith	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of PricewaterhouseCoopers LLP as Kontoor’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐	FOR

3.	To approve the compensation of Kontoor’s named executive officers as disclosed in our proxy statement.	☐	☐	☐	FOR

4.	To transact such other business as may properly come before the meeting and any adjournments thereof.

To attend the meeting online and/or participate you must register in advance at www.proxydocs.com/KTB.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date